Exhibit 4.6

EXECUTION VERSION

AGENCY AGREEMENT

DATEd 26 June 2018

AUTOLIV, INC.

EUR 500,000,000

0.750 per cent. Guaranteed Notes due 2023

Allen & Overy LLP
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contents

Clause	Page

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THIS AGREEMENT is made on 26 June 2018

BETWEEN:

(1)	AUTOLIV, INC. (the Issuer);
(2)	AUTOLIV ASP, INC. (the Guarantor); and
(3)	HSBC BANK PLC in its capacity as fiscal and principal paying agent (in such capacity the Fiscal Agent, which expression shall include any successor fiscal agent appointed under clause 20).

WHEREAS:

(A)

The Issuer has agreed to issue EUR 500,000,000 0.750 per cent. Guaranteed Notes due 2023 (the Notes) which expression shall include, unless the context otherwise requires, any further Notes issued pursuant to Condition 14 (Further Issues) and forming a single series with the Notes.

(B)

The Notes will be issued in bearer form in the denominations of EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 199,000 each with interest coupons (Coupons) attached.  The Notes are intended to be held in a manner which would allow Eurosystem eligibility.

(C)

The Notes will initially be represented by a temporary Global Note (the Temporary Global Note) in or substantially in the form set out in Part 1 of Schedule 1 which will be exchanged in accordance with its terms for a permanent Global Note (the Permanent Global Note and, together with the Temporary Global Note, the Global Notes) in or substantially in the form set out in Part 2 of Schedule 1.

(D)

The definitive Notes and Coupons will be in or substantially in the respective forms set out in Part 1 of Schedule 2.  The Conditions of the Notes (the Conditions) will be in or substantially in the form set out in Part 2 of Schedule 2.

(E)

The Notes will be issued with the benefit of a deed of covenant dated 26 June 2018 (as amended or supplemented from time to time) (the Deed of Covenant) entered into by the Issuer substantially in the form set out in Schedule 3.

(F)

Payments in respect of the Notes will be unconditionally and irrevocably guaranteed by the Guarantor as provided in a guarantee (the Guarantee) entered into by the Guarantor substantially in the form set out in Schedule 4.

IT IS AGREED as follows:

1.	Definitions and Interpretation
1.1	As used in this Agreement:

Agents means the Fiscal Agent and the other Paying Agents;

Auditors means the auditors for the time being of the Issuer or the Guarantor (as the case may be) or, in the event of their being unable or unwilling promptly to carry out any action requested of them as provided in this Agreement or the Conditions, such other leading firm of accountants as may be nominated or approved by the Issuer or the Guarantor (as the case may be);

Authorised Person means any person who is designated in writing by the Issuer from time to time to give Instructions to the Agents under the terms of this Agreement;

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Authorised Signatory means any person who (i) is a Director or the Secretary of the Issuer or the Guarantor (as the case may be) or (ii) has been notified by the Issuer or the Guarantor (as the case may be) in writing to the Fiscal Agent as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer or the Guarantor (as the case may be) for the purposes of this Agreement;

Basic Terms Modification means any proposal:

(a)

to change the date, or the method of determining the date, for payment of principal, interest or any other amount in respect of the Notes, to reduce or cancel the amount of principal, interest or any other amount payable on any date in respect of the Notes or to change the method of calculating the amount of principal, interest or any other amount payable in respect of the Notes on any date;

(b)	modifying any provision of the Guarantee;
(c)	to change the currency in which any amount due in respect of the Notes is payable;
(d)

to change the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution or any other resolution of Noteholders or the number or percentage of votes required to be cast, or the number or percentage of Notes required to be held, in connection with the taking of any decision or action by or on behalf of the Noteholders or any of them;

(e)	to change this definition, the definition of "Extraordinary Resolution", the definition of "outstanding" or the definition of "Written Resolution" in the Conditions or in this Agreement;
(f)	to change or waive the provisions of the Notes set out in Condition 4 (Negative Pledge);
(g)

to change the law governing the Notes, the courts to the jurisdiction of which the Issuer has been submitted in the Notes, the Issuer's obligation to maintain an agent for service of process in England, in respect of actions or proceedings brought by any Noteholder, set out in Condition 15 (Governing Law and Submission to Jurisdiction);

(h)	to approve any exchange or substitution of the Notes for, or the conversion of the Notes into, any other obligations or securities of the Issuer or any other person; or
(i)

in connection with any proposed exchange, substitution or conversion of the type referred to in subparagraph (h) to amend any of the provisions of the Notes describing circumstances in which Notes may be redeemed or declared due and payable prior to their scheduled maturity date;

Clearstream, Luxembourg means Clearstream Banking S.A.;

Euroclear means Euroclear Bank S.A./N.V.;

FATCA Withholding means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

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Instructions means any written notices, directions or instructions received by the Agents from an Authorised Person or from a person reasonably believed by the Agents to be an Authorised Person;

outstanding means in relation to the Notes all the Notes issued other than:

(a)	those Notes which have been redeemed pursuant to Condition 7 (Redemption and Purchase);
(b)

those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including premium (if any) and all interest payable thereon) have been duly paid to the Fiscal Agent in the manner provided in clause 4 (and, where appropriate, notice to that effect has been given to the Noteholders under Condition 12 (Notices)) and remain available for payment of the relevant Notes and/or Coupons;

(c)	those Notes which have been purchased and cancelled pursuant to Condition 7 (Redemption and Purchase);
(d)	those Notes in respect of which claims have become prescribed under Condition 9 (Prescription);
(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11 (Replacement of Notes and Coupons);
(f)

(for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 11 (Replacement of Notes and Coupons); and

(g)

the Temporary Global Note to the extent that it has been duly exchanged for the Permanent Global Note and the Permanent Global Note to the extent that it has been exchanged for the relative Notes in definitive form in each case pursuant to their respective provisions, provided that for each of the following purposes, namely:

(i)

the right to attend and vote at any meeting of the Noteholders or the right to sign or authorise the signature of any Written Resolution or passing any Extraordinary Resolution by way of electronic consents given through the relevant clearing systems; and

(ii)	Condition 13 (Meetings of Noteholders and Modification) and paragraphs 4, 7 and 9 of Schedule 6,

those Notes (if any) which are for the time being held by any person (including but not limited to, the Issuer, the Guarantor or any of its other Subsidiaries) for the benefit of the Issuer, the Guarantor or any of its other Subsidiaries shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Put Notice means a notice substantially in the form set out in Schedule 5;

specified office of any Agent means the office specified in clause 22 or any other specified offices as may from time to time be duly notified pursuant to clause 22; and

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1.2	(a)In this Agreement, unless the contrary intention appears, a reference to:
(i)	an amendment includes a supplement, restatement or novation and amended is to be construed accordingly;
(ii)	a person includes (i) any individual, company, unincorporated association, government, state agency, international organisation or other entity and (ii) its successors and assigns;
(iii)

the records of Euroclear and Clearstream, Luxembourg shall be the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer's interest in the Notes;

(iv)	a provision of a law is a reference to that provision as extended, amended or re-enacted;
(v)	a clause or schedule is a reference to a clause of, or a schedule to, this Agreement;
(vi)	a document or any provision of a document is a reference to that document or provision as amended from time to time; and
(vii)	a time of day is a reference to London time.
(b)	In this Agreement:
(i)	words denoting the singular shall include the plural and vice versa;
(ii)	words denoting one gender only shall include the other gender; and
(iii)	words denoting persons only shall include firms and corporations and vice versa.
(c)	Words and expressions defined in the Conditions and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement.
(d)	The headings in this Agreement do not affect its interpretation.
(e)	All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.
(f)	References in this Agreement to principal, premium and/or interest shall include any additional amounts payable pursuant to Condition 8 (Taxation).
(g)

As used herein, in relation to any Notes which are to have a "listing" or be "listed" on Euronext Dublin, or any other Stock Exchange in a jurisdiction where admission to listing is approved and announced by a regulatory authority other than the Stock Exchange itself, listing and listed shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the Global Exchange Market of Euronext Dublin (the Market) or the relevant list of such other regulatory authority and admitted to trading on such Stock Exchange's market for listed securities, respectively. The Market is not a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2014/65/EU).

(h)

All references in this Agreement to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system in which the relevant Notes are from time to time accepted for clearance.

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2.	Appointment of Paying Agents
2.1

The Issuer and the Guarantor hereby appoint, on the terms and subject to the conditions of this Agreement, HSBC Bank plc as fiscal and principal paying agent, in each case acting at its specified office.

References herein to Paying Agents shall include the Fiscal Agent and any other paying agent appointed hereunder from time to time.

2.2

Each Agent accepts its appointment, and agrees to act, as agent of the Issuer and the Guarantor in relation to the Notes and agrees to comply with the terms of this Agreement.  Each Agent further agrees to perform the duties specified for it in the Conditions.  The obligations of the Agents are several and not joint.

2.3

The Fiscal Agent undertakes to the Issuer that it will, in connection with the issue of the Notes, perform the duties which are stated to be performed by it in Schedule 7.  Each of the Paying Agents (other than the Fiscal Agent) agrees that if any information that is required by the Fiscal Agent to perform the duties set out in Schedule 7 becomes known to it, it will promptly provide such information to the Fiscal Agent.

2.4

The Issuer hereby authorises and instructs the Fiscal Agent to elect Euroclear as common safekeeper.  The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper and agrees that no liability shall attach to the Fiscal Agent in respect of any such election made by it.

3.	Authentication, Effectuation and Delivery of Notes
3.1

The Issuer authorises and instructs the Fiscal Agent to (i) authenticate each of the Global Notes and any definitive Notes delivered pursuant to clause 3.4, (ii) transmit such Global Notes electronically to the common safekeeper and to give effectuation instructions in respect of the Global Notes following its authentication thereof and (iii) instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the Notes.  The Issuer further authorises and instructs the Fiscal Agent to destroy each Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Global Note has been effectuated.

3.2

The Issuer authorises and instructs the Fiscal Agent to cause interests in the Temporary Global Note to be exchanged for interests in the Permanent Global Note and interests in a Global Note to be exchanged for definitive Notes in accordance with their respective terms. Following the exchange of the last interest in a Global Note, the Fiscal Agent shall cause the Global Note to be cancelled and delivered to the Issuer or as it may direct destroyed.

3.3

The Issuer undertakes that the Permanent Global Note (duly executed on behalf of the Issuer) will be available to be exchanged for interests in the Temporary Global Note in accordance with the terms of the Temporary Global Note.

3.4

If a Global Note is to be exchanged in accordance with its terms for definitive Notes, the Issuer undertakes that it will deliver to, or to the order of, the Fiscal Agent, as soon as reasonably practicable and in any event not later than 15 days before the relevant exchange is due to take place, definitive Notes (with Coupons attached) in an aggregate principal amount of EUR 500,000,000 or such lesser amount as is the principal amount of Notes represented by the Permanent Global Note to be issued in exchange for the Global Note.  Each definitive Note and Coupon so delivered shall be duly executed on behalf of the Issuer.

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3.5

The Fiscal Agent shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that interests in the Temporary Global Note are only exchanged for interests in the Permanent Global Note in accordance with the terms of the Temporary Global Note and this Agreement and that the definitive Notes are issued only in accordance with the terms of a Global Note and this Agreement.

3.6	So long as any of the Notes is outstanding the Fiscal Agent shall, within seven days of any request by the Issuer, certify to the Issuer the number of definitive Notes held by it under this Agreement.
4.	Payment to the Fiscal Agent
4.1

The Issuer or, failing the Issuer, the Guarantor shall, by no later than 10.00 a.m. (London time) on the day on which any payment of principal, premium and/or interest in respect of any of the Notes becomes due under the Conditions, transfer to an account specified by the Fiscal Agent such amount of EUR as shall be sufficient for the purposes of such payment of principal, premium and/or interest in immediately available funds.

4.2

The Issuer or, as the case may be, the Guarantor shall ensure that, before 10.00 a.m. (London time) on the second Business Day prior to each day on which any payment is to be made to the Fiscal Agent under clause 4.1, the Fiscal Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made.  For the purposes of this clause 4.2, Business Day means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in the United States of America and United Kingdom.

4.3

Subject to the Fiscal Agent being satisfied in its sole discretion that payment will be duly made as provided in clause 4.1, the Fiscal Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Issuer in the manner provided in the Conditions.  If any payment provided for in clause 4.1 is made late but otherwise in accordance with the provisions of this Agreement, the Fiscal Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

4.4

Notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a withholding or deduction from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant Authority within the time allowed for the amount so withheld or deducted or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this clause 4. In this clause 4.4 and clauses 4.5 and 18.11, Applicable Law means any law or regulation, Authority means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction and Tax means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

4.5

In the event that the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any Paying Agent on the Notes, then the Issuer will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that any such redirected or reorganised payment is made through a recognised institution of international standing and such payment is otherwise made in accordance with this Agreement. The Issuer will promptly notify the Fiscal Agent of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this clause 4.5. If for any reason the Fiscal Agent considers in its sole discretion that the amounts to be received by the Fiscal Agent pursuant to clause 4.1 will be, or the amounts actually received by it pursuant thereto are,

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insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, the Fiscal Agent shall then forthwith notify the Issuer and the Guarantor of such insufficiency and, until such time as the Fiscal Agent has received the full amount of all such payments, neither the Fiscal Agent nor any Paying Agent shall be obliged to pay any such claims.

4.6

For the avoidance of doubt, the Paying Agents shall not have any obligation to make any payment of principal, premium or interest in respect of the Notes to the Noteholders until the Fiscal Agent has been put in funds by the Issuer.

5.	Notification of Non Receipt of Payment

The Fiscal Agent shall notify each of the other Paying Agents, and the Issuer and the Guarantor forthwith:

(a)	if it has not by the relevant date specified in clause 4.1 received unconditionally the full amount in Euro required for the payment; and
(b)	if it receives unconditionally the full amount of any sum payable in respect of the Notes or Coupons after such date.

The Fiscal Agent shall, at the request and expense of the Issuer or the Guarantor, forthwith upon receipt of any amount as described in subparagraph (b), cause notice of that receipt to be published under Condition 12 (Notices).

6.	Duties of the Paying Agents
6.1

Subject to the payments to the Fiscal Agent provided for by clause 4 being duly made, the Paying Agents shall act as paying agents of the Issuer and the Guarantor in respect of the Notes and pay or cause to be paid on behalf of the Issuer and/or the Guarantor, on and after each date on which any payment becomes due and payable, any principal, premium (if any) and/or interest then payable under the Conditions and this Agreement.

6.2

If default is made by the Issuer and the Guarantor in respect of any payment, then unless and until the full amount of the relevant payment has been made in accordance with the provisions of this Agreement (except as to the time of making the same) or other arrangements satisfactory to the Fiscal Agent have been made, neither the Fiscal Agent nor any of the other Paying Agents shall be bound to act as paying agents.

6.3

Without prejudice to clauses 6.1 and 6.2, if the Fiscal Agent pays any amounts to the holders of Notes or Coupons or to any other Paying Agent at a time when it has not received payment in full in respect of the Notes in accordance with clause 4.1 (the excess of the amounts so paid over the amounts so received being the Shortfall), the Issuer (failing which the Guarantor) will, in addition to paying amounts due under clause 4.1, pay to the Fiscal Agent on demand interest (at a rate which represents the Fiscal Agent's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Fiscal Agent of the Shortfall.

6.4

Whilst any Notes are represented by a Global Note, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Note, subject to and in accordance with the provisions of the Global Note. On the occasion of each payment, the Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect such payment.

6.5

If on presentation of a Note or Coupon the amount payable in respect of the Note or Coupon is not paid in full (otherwise than as a result of withholding or deduction for or on account of any Taxes as permitted by the Conditions) the Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect such shortfall in payment.

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7.	Reimbursement of the Paying Agents
7.1	If a Paying Agent other than the Fiscal Agent makes any payment in accordance with this Agreement:
(a)	it shall notify the Fiscal Agent of the amount so paid by it and the serial number and outstanding amount of each Note in relation to which such payment was made; and
(b)

the Fiscal Agent shall pay to such Paying Agent out of the funds received by it under clause 4 by wire transfer in euros and in same day, freely transferable, cleared funds to such account with such bank as such Paying Agent has by notice to the Fiscal Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

7.2

If the Fiscal Agent makes any payment in accordance with this Agreement, it shall be entitled to appropriate for its own account out of the funds received by it under clause 4 an amount equal to the amount so paid by it.

8.	Notice of any Withholding or Deduction
8.1

If the Issuer or the Guarantor is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any Taxes as contemplated by Condition 8 (Taxation), the Issuer or, as the case may be, the Guarantor shall give notice to the Fiscal Agent as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Fiscal Agent such information as the Fiscal Agent shall require to enable it to comply with the requirement.

8.2

Without prejudice to clause 8.1, the Issuer or the Guarantor shall notify the Fiscal Agent in the event that it determines that any payment to be made by any Paying Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this clause 8 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Notes, or both.

9.	Duties of the Fiscal Agent in connection with Optional Redemption and Redemption for Taxation Reasons
9.1

If the Issuer decides to redeem all of the Notes for the time being outstanding under Condition 7.2 (Redemption for Taxation Reasons), it shall give notice of the decision and of the principal amount of Notes which it has decided to redeem to the Fiscal Agent at least 15 days before the giving of the notice to Noteholders in accordance with Condition 12 (Notices).

9.2

If the Issuer decides to redeem all or some only of the Notes for the time being outstanding under Condition 7.3 (Redemption at the Option of the Issuer) or Condition 7.5 (Redemption at the Option of the Holders), it shall give notice of the decision and of the principal amount of Notes which it has decided to redeem to the Fiscal Agent at least 15 days before the giving of the notice to Noteholders in accordance with Condition 12 (Notices).

9.3

If the Issuer decides to redeem all of the Notes for the time being outstanding under Condition 7.5 (Redemption at the Option of the Holders), it shall give notice of the decision and of the principal amount of Notes which it has decided to redeem to the Fiscal Agent at least 15 days before the giving of the notice to Noteholders in accordance with Condition 12 (Notices).

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9.4

Each Paying Agent will keep a stock of Put Notices and will make them available on demand to holders of definitive Notes, the Conditions of which provide for redemption at the option of Noteholders.  Upon receipt of any Note deposited in the exercise of a put option in accordance with the Conditions, the Paying Agent with which the Note is deposited shall hold the Note (together with any Coupons relating to it deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of the option, when, subject as provided below, it shall present the Note (and any such unmatured Coupons) to itself for payment of the amount due together with any interest due on the date of redemption in accordance with the Conditions and shall pay those moneys in accordance with the directions of the Noteholder contained in the relevant Put Notice.

If, prior to the due date for its redemption, an Event of Default has occurred and is continuing or the Note becomes immediately due and repayable or if upon due presentation payment of the redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post the Note (together with any such Coupons) by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder has otherwise requested and paid the costs of insurance to the relevant Paying Agent at the time of depositing the Notes) at the address given by the Noteholder in the relevant Put Notice.  At the end of each period for the exercise of any put option, each Paying Agent shall promptly notify the Fiscal Agent of the principal amount of the Notes in respect of which the option has been exercised with it together with their serial numbers and the Fiscal Agent shall promptly notify those details to the Issuer and the Guarantor.

9.5	The Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Notes redeemed by the Issuer to reflect such redemptions.
10.	Publication and Receipt of Notices
10.1

On behalf of and at the written request and expense of the Issuer (failing which the Guarantor), the Fiscal Agent shall cause to be published all notices required to be given by the Issuer and/or the Guarantor under the Conditions.

10.2

The Fiscal Agent, on receipt of a notice or other communication received on behalf of the Issuer or the Guarantor, shall as soon as reasonably practicable forward a copy to the Issuer and the Guarantor.

11.	Cancellation of Notes and Coupons
11.1

All Notes which are redeemed, all definitive Notes which are surrendered in connection with redemption (together with all unmatured Coupons attached to or delivered with Notes), all Coupons which are paid and all Global Notes which are exchanged in full (in accordance with the provisions of clause 3.2) will be cancelled by the Paying Agent by or to which they are redeemed, surrendered, paid or exchanged.  Each of the Paying Agents shall give to the Fiscal Agent details of all payments made by it and shall deliver all cancelled Notes and Coupons to the Fiscal Agent (or as the Fiscal Agent may specify).  Where Notes are purchased by or on behalf of the Issuer or the Guarantor, the Issuer or, as the case may be, the Guarantor, will promptly notify the Fiscal Agent in writing of all Notes it has purchased.

11.2

The Fiscal Agent or its authorised agent shall (unless otherwise instructed by the Issuer in writing and save as provided in clause 13.1) destroy all cancelled Notes and Coupons and, upon written request, shall furnish the Issuer and the Guarantor with a certificate of destruction containing written particulars of the serial numbers of the Notes and the number by maturity date of Coupons so destroyed.

11.3	The Principal Paying Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Notes which are cancelled.

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12.	Issue of Replacement Notes and Coupons
12.1

The Issuer shall cause a sufficient quantity of additional forms of Notes and Coupons to be available, upon request, to the Fiscal Agent at its specified office for the purpose of issuing replacement Notes or Coupons as provided below.

12.2

The Fiscal Agent shall, subject to and in accordance with Condition 11 (Replacement of Notes and Coupons) and the following provisions of this clause, cause to be delivered any replacement Notes or Coupons which the Issuer may determine to issue in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or destroyed.

12.3

In the case of a mutilated or defaced Note, the Fiscal Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may require) any replacement Note only has attached to it Coupons corresponding to those attached to the mutilated or defaced Note which is presented for replacement.

12.4

The Fiscal Agent shall obtain verification, in the case of an allegedly lost, stolen or destroyed Note, or Coupon in respect of which the serial number is known, that the Note or Coupon has not previously been redeemed or paid.  The Fiscal Agent shall not issue a replacement Note or Coupon unless and until the applicant has:

(a)	paid such expenses and costs as may be incurred in connection with the replacement;
(b)	furnished it with such evidence and indemnity as the Issuer may reasonably require; and
(c)	in the case of a mutilated or defaced Note or Coupon, surrendered it to the Fiscal Agent.
12.5

The Fiscal Agent shall cancel mutilated or defaced Notes or Coupons in respect of which replacement Notes or Coupons have been issued pursuant to this clause.  The Fiscal Agent shall, unless otherwise requested by the Issuer or the Guarantor, destroy all those Notes and Coupons and shall furnish the Issuer and the Guarantor with a destruction certificate containing the information specified in clause 11.2.

12.6

The Fiscal Agent shall, on issuing any replacement Note or Coupon, forthwith inform the Issuer and the other Paying Agents of the serial number of the replacement Note or Coupon issued and (if known) of the serial number of the Note or Coupon in place of which the replacement Note or Coupon has been issued.  Whenever replacement Coupons are issued under this clause, the Fiscal Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons and of the replacement Coupons issued.

12.7

Whenever a Note or Coupon for which a replacement Note or Coupon has been issued and the serial number of which is known is presented to a Paying Agent for payment, the relevant Paying Agent shall immediately send notice to the Issuer and (if it is not itself the Fiscal Agent) the other Paying Agents and shall not be obliged to make any payment in respect of such Note or Coupon.

13.	Records and Certificates
13.1

The Fiscal Agent shall in respect of the Coupons of each maturity, retain until the expiry of ten years from the Relevant Date (as defined in the Conditions) in respect of the Coupons either (i) all paid Coupons of that maturity or (ii) a list of the serial numbers of Coupons of that maturity still remaining unpaid and unexchanged.

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13.2

The Fiscal Agent shall (i) keep full and complete records of (such records to be made available to the Issuer and the Guarantor at all reasonable times), and (ii) upon written request give to the Issuer and the Guarantor, as soon as possible and in any event within four months after the date of redemption, purchase, payment or replacement of a Note or Coupon (as the case may be), a certificate stating (as applicable):

(a)	the aggregate principal amount of Notes which have been redeemed and the aggregate amount in respect of Coupons which have been paid;
(b)	the serial numbers of those Notes in definitive form (other than serial numbers of Coupons);
(c)	the total number by maturity date of those Coupons;
(d)

the aggregate principal amounts of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any of its/the Guarantor's other Subsidiaries and cancelled (subject to delivery of the Notes to the Fiscal Agent in accordance with clause 11.1 above) and the serial numbers of such Notes in definitive form and the total number by maturity date of the Coupons attached to or exchanged or surrendered with the purchased Notes,

(e)

the aggregate principal amounts of Notes and the aggregate amounts in respect of Coupons which have been surrendered or exchanged and replaced and the serial numbers of those Notes in definitive form and the total number by maturity date of those Coupons surrendered therewith and

(f)

the total number by maturity date of unmatured Coupons missing from Notes which have been redeemed or surrendered and replaced and the serial numbers of the Notes in definitive form to which the missing unmatured Coupons appertained.

14.	Copies of Documents Available for Inspection
14.1	The Guarantee shall be deposited with the Fiscal Agent and shall be held in safe custody by the Fiscal Agent on behalf of the Noteholders and Couponholders.
14.2

The Paying Agents shall hold copies of all documents required to be so available by the Conditions or the rules of any relevant stock exchange (or any other relevant authority) and shall make such copies available for inspection by Noteholders at its specified office during normal business hours.  For this purpose, the Issuer and/or the Guarantor shall furnish each Paying Agent with sufficient copies of each of the relevant documents.

15.	Commissions and Expenses
15.1

The Issuer or, failing the Issuer, the Guarantor shall pay to the Fiscal Agent such fees and commissions in respect of the services of the Paying Agents under this Agreement as shall be agreed between the Issuer, the Guarantor and the Fiscal Agent.  The Issuer and the Guarantor shall not be concerned with the apportionment of such fees and commissions among the Paying Agents.

15.2

The Issuer (and failing the Issuer, the Guarantor) shall pay to the Fiscal Agent an amount equal to any value added tax which may be payable in respect of the fees and commissions together with all reasonable expenses incurred by the Paying Agents in connection with their services under this Agreement.

15.3

The Fiscal Agent shall arrange for the payment of the fees and commissions due to the other Agents and arrange for the reimbursement of their expenses promptly after the receipt of the relevant moneys from the Issuer or the Guarantor (as the case may be).  Neither the Issuer nor the Guarantor shall be responsible for any payment or reimbursement by the Fiscal Agent to the other Paying Agents.

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15.4

The fees, commissions and expenses payable to the Fiscal Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or to its knowledge by any of its associates) in connection with any transaction effected by the Fiscal Agent with or for the Issuer.

16.	Indemnity
16.1

The Issuer shall indemnify (and failing the Issuer so indemnifying, the Guarantor agrees to indemnify) each of the Paying Agents against any losses, liabilities, costs, claims, actions, demands or expenses (together, Losses) (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, Expenses) paid or incurred in defending or disputing any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses or Expenses resulting from its own negligence, wilful default or fraud or that of its directors, officers or employees or the breach by it of the terms of this Agreement.

16.2

The Paying Agents shall indemnify each of the Issuer and the Guarantor against any Losses (including Expenses) paid or incurred in defending or disputing any Losses which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement to the extent that any Losses or Expenses result directly from its own negligence, wilful default or fraud or that of its directors, officers or employees or the breach by it of the terms of this Agreement.

16.3

The Fiscal Agent will only be liable to the Issuer or the Guarantor for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this Agreement suffered by or occasioned to the Issuer (Liabilities) to the extent that the Fiscal Agent has been negligent, fraudulent or in wilful default in respect of its obligations under this Agreement. The Fiscal Agent shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Agreement. For the avoidance of doubt the failure of the Fiscal Agent to make a claim for payment of interest and principal on the Issuer, or to inform any other paying agent or clearing system of a failure on the part of the Issuer to meet any such claim or to make a payment by the stipulated date, shall not be deemed to constitute negligence, fraud or wilful default on the part of the Fiscal Agent.

16.4	The indemnities set out in this clause 16 shall survive any termination or expiry of this Agreement.
16.5

Liabilities arising under clause 16.3 shall be limited to the amount of the Issuer’s and/or the Guarantor’s actual loss. Such actual loss shall be determined (i) as at the date of default of the Fiscal Agent or, if later, the date on which the loss arises as a result of such default and (ii) without reference to any special conditions or circumstances known to the Fiscal Agent at the time of entering into the Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss. Under no circumstances will the Paying Agents be liable to the Issuer, the Guarantor or any other party to this Agreement for any special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit), whether or not foreseeable, even if advised of the possibility of such loss or damage.

16.6

The liability of the Fiscal Agent under clause 16.3 will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

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17.	Repayment by Fiscal Agent

Sums paid by or by arrangement with the Issuer or the Guarantor to the Fiscal Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer or as the case may be, the Guarantor unless and until any Note or Coupon becomes void under the provisions of Condition 9 (Prescription) but in that event the Fiscal Agent shall forthwith repay to the Issuer or, as the case may be, the Guarantor sums equivalent to the amounts paid by the Issuer or, as the case may be, the Guarantor to the Fiscal Agent and not disbursed by virtue of the Notes becoming void.

18.	Conditions of Appointment
18.1

Save as provided in clause 18.3, the Fiscal Agent shall be entitled to deal with money paid to it by the Issuer or the Guarantor for the purposes of this Agreement in the same manner as other money paid to a bank by its customers and shall not be liable to account to the Issuer or the Guarantor for any interest or other amounts in respect of such money.  No money held by any Paying Agent need be segregated except as required by law.

18.2

In acting under this Agreement and in connection with the Notes and the Coupons the Paying Agents shall act solely as agents of the Issuer and the Guarantor and will not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or the Couponholders.

18.3

No Paying Agent shall exercise any right of set-off or lien against the Issuer, the Guarantor or any holders of Notes or Coupons in respect of any moneys payable to or by it under the terms of this Agreement.

18.4

Except as otherwise required by law, each of the Paying Agents shall be entitled to treat the holder of any Note or Coupon as the absolute owner for all purposes (whether or not any payment in respect of the relevant Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon) and shall not be required to obtain any proof thereof as to the identity of such bearer.

18.5

The Paying Agents shall be obliged to perform such duties and only such duties as are set out in this Agreement and the Notes and no implied duties or obligations (including without limitation duties or obligations of a fiduciary or equitable nature) shall be read into this Agreement or the Notes against the Paying Agents other than the duty to act honestly and in good faith.

18.6

Each of the Paying Agents may consult with any expert or legal, financial and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of such advisers.

18.7

Each of the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Guarantor or any document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Guarantor.

18.8

Any of the Paying Agents, their officers, directors or employees may become the owner of, or acquire any interest in, Notes or Coupons with the same rights that it or he would have if the Paying Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor, and may act on, or as depositary, trustee or agent for, any committee or body of holders of the Notes or Coupons or other obligations of the Issuer or the Guarantor, as freely as if such Paying Agent were not appointed under this Agreement, without regard to the interests of the Issuer or the Guarantor and shall be entitled to retain and shall not in any way be liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

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18.9

None of the Paying Agents shall be under any obligation to take any action under this Agreement (i) which may be illegal or contrary to applicable law or regulation, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system or (ii) which it expects will result in any expense, loss, charge or liability accruing to it, the payment of which or adequate indemnity against which within a reasonable time is not, in its opinion, assured to it.

18.10

None of the Agents shall have any obligation or duty (i) to monitor or inquire as to the performance of the Issuer of its obligations under the Notes, this Agreement or any other relevant documents or (ii) to determine or take any steps to ascertain whether any relevant event under the Notes has occurred.

18.11

Each party to this Agreement shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party's compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this clause 18.11 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For the purposes of this clause 18.11, Applicable Law shall be deemed to include (i) any rule or practice of any Authority by which any party to this Agreement is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party to this Agreement that is customarily entered into by institutions of a similar nature. Applicable Law and Authority shall have the meanings set out in clause 4.5 above.

18.12

Nothing in this Agreement shall require the Fiscal Agent to assume an obligation of the Issuer arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the FCA or PRA).

18.13

The Fiscal Agent is authorised by the PRA and regulated by the FCA and PRA. Nothing in this Agreement shall require the Fiscal Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001, or to lend money to the Issuer.

18.14	The Fiscal Agent shall not be responsible to anyone with respect to the legality of this Agreement or the validity or legality of the Notes or Coupons.
18.15	In the case of any default by the Issuer or the Guarantor, the Fiscal Agent shall have no duty or responsibility in the performance of the Issuer’s obligations under the Conditions.
19.	Communication with Paying Agents

A copy of all communications relating to the subject matter of this Agreement between the Issuer or the Guarantor and any of the Paying Agents other than the Fiscal Agent shall be sent to the Fiscal Agent.

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20.	Termination of Appointment
20.1

The Issuer and the Guarantor may terminate the appointment of any Paying Agent at any time and/or appoint additional or other Paying Agents by giving to the Paying Agent whose appointment is concerned and, where appropriate, the Fiscal Agent at least 45 days' prior written notice to that effect, provided that, so long as any of the Notes is outstanding:

(a)	in the case of a Paying Agent, the notice shall not expire less than 45 days before any due date for the payment of interest; and
(b)	notice shall be given under Condition 12 (Notices) at least 30 days before the removal or appointment of a Paying Agent.
20.2

The termination of the appointment of a Paying Agent under this Agreement shall not entitle the Paying Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

20.3

All or any of the Paying Agents may resign their respective appointments under this Agreement at any time by giving to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent at least 90 days' prior written notice to that effect provided that, in the case of a Paying Agent, so long as any of the Notes is outstanding and in definitive form, the notice shall not expire less than 45 days before any Interest Payment Date.  Following receipt of a notice of resignation from a Paying Agent, the Issuer shall promptly, and in any event not less than 30 days before the resignation takes effect, give notice of such resignation to the Noteholders under Condition 12 (Notices).  If the Fiscal Agent resigns or is removed pursuant to clauses 20.1 or 1.1 above or in accordance with this clause 20.3, the Issuer and the Guarantor shall promptly and in any event within 30 days appoint a successor (being a leading bank acting through its office in London).  If the Issuer and the Guarantor fail to appoint a successor within such period, the Fiscal Agent shall be entitled, on behalf of the Issuer and the Guarantor, to appoint in its place as a successor Fiscal Agent a reputable financial institution of good standing which the Issuer and the Guarantor shall approve.

20.4

Notwithstanding the provisions of clauses 20.1, 20.2 and 20.3, so long as any of the Notes is outstanding, the termination of the appointment of a Paying Agent (whether by the Issuer and the Guarantor or by the resignation of the Paying Agent) shall not be effective unless upon the expiry of the relevant notice there is:

(a)	a Fiscal Agent;
(b)

a Paying Agent (which may be the Fiscal Agent) having its specified office in the place (if any) required by the rules and regulations of the relevant Stock Exchange or any other relevant authority; and

(c)	a Paying Agent (which may be the Fiscal Agent) in a jurisdiction within Europe.
20.5

Any successor Paying Agent shall execute and deliver to its predecessor, the Issuer, the Guarantor and, where appropriate, the Fiscal Agent an instrument accepting its appointment under this Agreement, and the successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as a Paying Agent.

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20.6

If the appointment of a Paying Agent under this Agreement is terminated (whether by the Issuer and the Guarantor or by the resignation of the relevant Paying Agent), the Paying Agent shall on the date on which the termination takes effect deliver to its successor Paying Agent (or, if none, the Fiscal Agent) all Notes and Coupons surrendered to it but not yet destroyed and all records concerning the Notes and Coupons maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Paying Agent (or, if none, to the Fiscal Agent) the amounts (if any) held by it in respect of Notes or Coupons which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

20.7

If the Fiscal Agent or any of the other Paying Agents shall change its specified office, it shall give to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent not less than 45 days' prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days before the change, the Fiscal Agent shall, at the request of the Issuer, give to the Noteholders on behalf of and at the expense of the Issuer (failing which, the Guarantor) notice of the change and the address of the new specified office under Condition 12 (Notices).

20.8

A corporation into which any Paying Agent for the time being may be merged or converted or a corporation with which the Paying Agent may be consolidated or a corporation resulting from a merger, conversion or consolidation to which the Paying Agent shall be a party shall, to the extent permitted by applicable law, be the successor Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.  Notice of any merger, conversion or consolidation shall forthwith be given to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent.

21.	Meetings of Noteholders
21.1

The provisions of Schedule 6 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement provided that, so long as any of the Notes are represented by a Global Note, the expression Noteholders shall include the persons for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg), as the holders of a particular principal amount of such Notes (each an Accountholder) (in which regard a certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding save in the case of manifest error) for all purposes other than with respect to the payment of principals and interest on such Notes, the right to which shall be vested as against the Issuer solely in the bearer of each Global Note in accordance with and subject to its terms, and the expressions holder and holders shall be construed accordingly and the expression Notes shall mean units of EUR 500,000,000 principal amount of Notes.

22.	Notices
22.1

All notices or other communications under or in connection with this Agreement shall be in English and shall be delivered in person, sent by first class pre‑paid post or by facsimile in accordance with the address and facsimile details below.

22.2

Any notice shall, in the case of a letter, be effective only on actual delivery, and, in the case of a facsimile, when a transmission report showing the successful transmission of the facsimile is received by the sender.  However, a notice given in accordance with the above but received on a day which is not a business day or after 5.00pm in the place of receipt will only be deemed to be given on the next business day.

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22.3	The address and facsimile number of each party for all notices under or in connection with this Agreement are:

(a) in the case of the Issuer:	Autoliv, Inc.
World Trade Center Klarabergsviadukten 70, Sec C 107 24 Stockholm Sweden

	Facsimile No:	+46 8 587 206 33
	Email:	Par-Ola.Wirenlind@autoliv.com
	(Attention:	Par-Ola Wirenlind (Treasurer))

(b) in the case of the Guarantor:	Autoliv ASP, Inc.
World Trade Center Klarabergsviadukten 70, Sec E 107 24 Stockholm Sweden

	Facsimile No:	+46 8 587 206 33
	Email:	Par-Ola.Wirenlind@autoliv.com
	(Attention:	Par-Ola Wirenlind (Treasurer))

(c) in the case of the Fiscal Agent:	HSBC Bank plc
8 Canada Square London E14 5HQ
	Facsimile No:	+44 (0)345 587 0429
	Email:	ctla.payingagency@hsbc.com
	(Attention:	The Senior Manager, CTLA Client Services, Corporate Trust and Loan Agency)

or to such other address or facsimile number or marked for the attention of such other person or department as may from time to time be notified by any party to the others by not less than five days' written notice in accordance with the provisions of this clause.  In this clause 22, business day in relation to any place means a day on which commercial banks are open for general business in the that place.

23.	Communications
23.1

In no event shall the Agents be liable for any Losses arising in regards to receiving or transmitting any data from the Issuer, the Guarantor, any Authorised Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.

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23.2

The Issuer and the Guarantor accept that some methods of communication are not secure and the Agents shall incur no liability for receiving Instructions via any such non-secure method.  The Agents are authorised to comply with and rely upon any such notice, Instructions or other communications believed to have been sent or given by an Authorised Person or an appropriate party to the transaction (or authorised representative thereof).  The Issuer, the Guarantor and each authorised officer of the Issuer and the Guarantor shall use all reasonable endeavours to ensure that Instructions transmitted to the Agents pursuant to this Agreement are complete and correct.  Any Instructions shall be conclusively deemed to be valid Instructions from the Issuer, the Guarantor or an authorised officer of the Issuer or the Guarantor to the Agents for the purposes of this Agreement.

24.	Amendments

The Fiscal Agent, the Issuer and the Guarantor may agree, without the consent of any Noteholder, to:

(a)

any modification of the Notes, the Coupons or of this Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law; or

(b)	any modification (except a Basic Terms Modification) of the Notes, the Coupons or this Agreement which is not materially prejudicial to the interests of the Noteholders.

Any such modification shall be binding on the Noteholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 12 (Notices).

25.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

26.	Taxes and Stamp Duties

The Issuer or, failing the Issuer, the Guarantor agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement by the Paying Agent.

27.	General
27.1	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
27.2

If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation, under this Agreement, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement.

28.	Governing Law and Submission to Jurisdiction
28.1	This Agreement and any non-contractual obligations arising out of or in connection with this Agreement are governed by, and construed in accordance with, English law.

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28.2

Subject to clause 28.4 below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each party submits to the exclusive jurisdiction of the English courts.

28.3

For the purposes of clauses 28.2 and 28.4, the Issuer and the Guarantor each waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

28.4

To the extent allowed by law, the Agents may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

28.5

Each of the Issuer and the Guarantor irrevocably appoints Airbags International Limited at Viking Way, Congleton, Cheshire, CW12 1TT as its agent under this Agreement for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Airbags International Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute.  The Issuer and the Guarantor each agrees that failure by a process agent to notify it of any process will not invalidate service.  Nothing in this clause shall affect the right to serve process in any other manner permitted by law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

Forms of Global Notes

Part 1

Form of the Temporary Global Note

AUTOLIV, INC.

TEMPORARY GLOBAL NOTE

EUR 500,000,000 0.750 per cent. Guaranteed Notes due 2023

unconditionally and irrevocably guaranteed by

AUTOLIV ASP, INC.

This temporary Global Note is issued in respect of the EUR 500,000,000 0.750 per cent. Guaranteed Notes due 2023 (the Notes) of Autoliv, Inc. (the Issuer).  The Notes are issued subject to and with the benefit of an Agency Agreement (the Agency Agreement) dated 26 June 2018, between, among others, the Issuer, Autoliv ASP, Inc. (the Guarantor) and HSBC Bank plc as Fiscal Agent (the Fiscal Agent) and the Conditions of the Notes (the Conditions) set out in Part 2 of Schedule 2 to the Agency Agreement. Words and expressions defined in the Conditions shall have the same meanings when used in this temporary Global Note.

Payments in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a Guarantee dated 26 June 2018 entered into by the Guarantor.

1.	Promise to Pay

Subject as provided in this temporary Global Note, the Issuer, for value received, promises to pay the bearer of this temporary Global Note the sum of EUR 500,000,000 (five hundred million Euros) or such lesser sum as is equal to the principal amount of the Notes represented by this temporary Global Note on 26 June 2023 or on such earlier date as the principal or other amounts in respect of this temporary Global Note may become due under the Conditions and to pay interest on (and which is calculated by reference to) the principal sum for the time being outstanding of this temporary Global Note at the rate of 0.750 per cent. per annum from (and including) 26 June 2018 payable annually in arrear on 26 June in each year until payment of the principal sum has been made or duly provided for in full together with any premium and other amounts as may be payable, all subject to and under the Conditions.

The principal amount of Notes represented by this temporary Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking S.A. (each a relevant Clearing System and together the relevant Clearing Systems).  The records of the relevant Clearing Systems (which expression in this temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer's interest in the Notes) shall be conclusive evidence of the principal amount of Notes represented by this temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this temporary Global Note at any time shall, save in the case of manifest error, be conclusive evidence of the records of the relevant Clearing System at that time.

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2.	Exchange for Permanent Global Note and Purchases

The permanent Global Note to be issued on exchange for interests in this temporary Global Note will be substantially in the form set out in Part 2 of Schedule 1 to the Agency Agreement.

Subject as provided below, the permanent Global Note will only have an entry made to represent definitive Notes after the date which is 40 days after the closing date for the Notes (the Exchange Date).

Interests in this temporary Global Note may be exchanged for interests recorded in the records of the relevant Clearing Systems in a duly executed and authenticated permanent Global Note without charge, in full or partial exchange for this temporary Global Note, in order that the permanent Global Note represents an aggregate principal amount of Notes equal to the principal amount of this temporary Global Note submitted for exchange.  Notwithstanding the foregoing, no such exchange shall be made unless there shall have been presented to the Fiscal Agent or such other person as the Fiscal Agent may direct (the Exchange Agent) by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership from such person in the form required by it.

Notwithstanding the foregoing, where this temporary Global Note has been exchanged in part for the permanent Global Note pursuant to the foregoing and definitive Notes have been issued in exchange for the total amount of Notes represented by the permanent Global Note pursuant to its terms, then interests in this temporary Global Note will no longer be exchangeable for interests in the permanent Global Note but will be exchangeable, in full or partial exchange, for duly executed and authenticated definitive Notes, without charge, in the denomination of EUR100,000 and integral multiples of EUR1,000 in excess thereof up to and including EUR199,000 each with interest coupons attached, such definitive Notes to be substantially in the form set out in Part 1 of Schedule 2 to the Agency Agreement.  Notwithstanding the foregoing, definitive Notes shall not be so issued and delivered unless there shall have been presented to the Exchange Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of Notes (as shown by its records) a certificate of non-US beneficial ownership from such person in the form required by it.

Any person who would, but for the provisions of this temporary Global Note and of the Agency Agreement, otherwise be entitled to receive either (a) an interest in the permanent Global Note or (b) definitive Notes shall not be entitled to require the exchange of an appropriate part of this temporary Global Note for an interest in the permanent Global Note or definitive Notes unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream, Luxembourg a certificate of non-US beneficial ownership in the form required by it.

This temporary Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in the United Kingdom.  The aggregate principal amount of interests in the permanent Global Note recorded in the records of the relevant Clearing Systems or, as the case may be, definitive Notes issued upon an exchange of this temporary Global Note will, subject to the terms hereof, be equal to the aggregate principal amount of this temporary Global Note submitted by the bearer for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this temporary Global Note).

Upon (a) any exchange of a part of this temporary Global Note for an interest in the permanent Global Note or for a definitive Note, (b) receipt of instructions from Euroclear or Clearstream, Luxembourg that, following the purchase by or on behalf of the Issuer, the Guarantor or any of the Issuer’s other subsidiaries of a part of this temporary Global Note, part is to be cancelled or (c) any redemption of a part of this temporary Global Note, the Issuer shall procure that the portion of the principal amount of this temporary Global Note so exchanged, cancelled or redeemed shall be entered pro rata in the records of the relevant Clearing Systems.  On an exchange in whole of this temporary Global Note, this temporary Global Note shall be surrendered to or to the order of the Fiscal Agent.

0013117-0002372 ICM:29837691.10	22

3.	Benefits

Until the entire principal amount of this temporary Global Note has been extinguished in exchange for the permanent Global Note and/or definitive Notes, the bearer of this temporary Global Note shall (subject as provided below) in all respects be entitled to the same benefits as if he were the bearer of the definitive Notes referred to above, except that the bearer of this temporary Global Note shall only be entitled to receive any payment on this temporary Global Note on presentation of certificates as provided below.  Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may (subject as provided below) deem and treat the holder of this temporary Global Note as the absolute owner of this temporary Global Note for all purposes.  All payments of any amounts payable and paid to such holder shall, to the extent of the sums so paid, discharge the liability for the moneys payable on this temporary Global Note and on the relevant definitive Notes and/or Coupons.

4.	Payments

Payments due in respect of Notes for the time being represented by this temporary Global Note shall be made to the bearer of this temporary Global Note only upon presentation by Euroclear or, as the case may be, Clearstream, Luxembourg to the Fiscal Agent at its specified office of a certificate to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown on its records) a certificate of non-US beneficial ownership in the form required by it. Each payment so made will discharge the Issuer's obligations in respect thereof.

The bearer of this temporary Global Note will not be entitled to receive any payment of interest due on or after the Exchange Date unless, upon due certification, exchange of this temporary Global Note is improperly withheld or refused.

Upon any payment in respect of the Notes represented by this temporary Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems.  In the case of any payment of principal the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems and, upon such entry being made, the principal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the amount so paid. Any failure to make such entries shall not affect the discharge referred to in the first paragraph above.

5.	Accountholders

For so long as any of the Notes is represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each person (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular principal amount of Notes (each an Accountholder) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall, save in the case of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of that principal amount for all purposes (including but not limited to for the purposes of any quorum requirements of, or the right to demand a poll or, meetings of the Noteholders and giving notice to the Issuer pursuant to Condition 10 (Events of Default) and Condition 7.5 (Redemption at the Option of the Holders) other than with respect to the payment of principal, premium and interest on the Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this temporary Global Note in accordance with and subject to its terms.  Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of this temporary Global Note.

0013117-0002372 ICM:29837691.10	23

In the event that this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the maturity date of the Notes has occurred and, in either case, payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above, then from 8.00 p.m. (London time) on such day each Accountholder will become entitled to proceed directly against the Issuer on, and subject to, the terms of the Deed of Covenant executed by the Issuer on 26 June 2018 in respect of the Notes and the bearer will have no further rights under this Global Note (but without prejudice to the rights which any person may have under the Deed of Covenant).

6.	Notices

For so long as all of the Notes are represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relevant Accountholders rather than by publication as required by Condition 12 (Notices). Any such notice shall be deemed to have been given to the Noteholders on the day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

Whilst any of the Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder (where applicable) through the applicable clearing system's operational procedures approved for this purpose and otherwise in such manner as the Fiscal Agent and the applicable clearing system approve for this purpose.

7.	Prescription

Claims against the Issuer and the Guarantor in respect of principal or premium and interest on the Notes represented by this temporary Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 8 (Taxation)).

8.	Put Option

For so long as all of the Notes are represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Noteholders provided for in Condition 7.5 (Redemption at the Option of the Holders) may be exercised by an Accountholder giving notice to the Fiscal Agent in accordance with the standard procedure of Euroclear and/or Clearstream, Luxembourg (as the case may be) (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common safe-keeper for them to the Fiscal Agent by electronic means) and in a form acceptable to Euroclear and Clearstream, Luxembourg of the principal amount of the Notes in respect of which such option is exercised and the Issuer shall procure that the portion of the principal amount of this temporary Global Note so redeemed shall be entered in the records of the relevant Clearing System.

9.	Redemption at the Option of the Issuer

For so long as all of the Notes are represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, no selection of Notes to be redeemed will be required under Condition 7.4 (Provisions relating to Partial Redemption) in the event that the Issuer exercises its option pursuant to Condition 7.3 (Redemption at the Option of the Issuer) in respect of less than the aggregate principal amount of the Notes outstanding at such time.  In such event, selection of the interests in this temporary Global Note subject to the exercise of this option will be made in accordance with the standard rules and procedures of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion).

0013117-0002372 ICM:29837691.10	24

10.	Euroclear and Clearstream, Luxembourg

Notes represented by this temporary Global Note are transferable in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg, as appropriate.

11.	Authentication and Effectuation

This temporary Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Fiscal Agent and effectuated by the entity appointed as common safe-keeper by the relevant Clearing Systems.

The Notes are intended to be held in a manner which would allow Eurosytem eligibility and as such this Global Note is intended upon issue to be deposited with one of Euroclear or Clearstream, Luxembourg as common safekeeper.  This does not necessarily mean that the Notes represented by the Global Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem either upon issue or at any or all times during their life, such recognition depending upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met).

12.	Contracts (Rights of third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

13.	Severability

If any provision in or obligation under this temporary Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this temporary Global Note, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this temporary Global Note.

14.	Governing Law

This temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this temporary Global Note to be signed by a person duly authorised on its behalf.

AUTOLIV, INC.

By:

(Duly authorised)

Issued in London on 26 June 2018.

0013117-0002372 ICM:29837691.10	25

CERTIFICATE OF AUTHENTICATION

This is the temporary Global Note

described in the Agency Agreement

By or on behalf of

HSBC Bank plc as Fiscal Agent

(without recourse, warranty or liability)

CERTIFICATE OF EFFECTUATION

Effectuated without recourse,

warranty or liability by

as common safe-keeper

By:

0013117-0002372 ICM:29837691.10	26

Part 2

Form of the Permanent Global Note

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

AUTOLIV, INC.

PERMANENT GLOBAL NOTE

EUR 500,000,000 0.750 per cent. Guaranteed Notes due 2023

unconditionally and irrevocably guaranteed by

AUTOLIV ASP, INC.

This permanent Global Note is issued in respect of the EUR 500,000,000 0.750 per cent. Guaranteed Notes due 2023 (the Notes) of Autoliv, Inc. (the Issuer). The Notes are initially represented by a temporary Global Note interests in which will be exchanged in accordance with the terms of the temporary Global Note for interests in this permanent Global Note and, if applicable, definitive Notes.  The Notes are issued subject to and with the benefit of an Agency Agreement (the Agency Agreement) dated 26 June 2018, between, among others, the Issuer, Autoliv ASP, Inc. (the Guarantor) and HSBC Bank plc as Fiscal Agent (the Fiscal Agent) and the Conditions of the Notes (the Conditions) set out in Part 2 of Schedule 2 to the Agency Agreement. Words and expressions defined in the Conditions shall have the same meanings when used in this permanent Global Note.

Payments in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a Guarantee dated 26 June 2018 entered into by the Guarantor.

1.	Promise to Pay

Subject as provided in this permanent Global Note, the Issuer, for value received, promises to pay the bearer of this permanent Global Note the sum of EUR 500,000,000 (five hundred million Euros) or such lesser sum as is equal to the principal amount of the Notes represented by this permanent Global Note or such other amounts as are expressed to be payable in respect of the Notes represented by this permanent Global Note on early redemption of the Notes on 26 June 2023 or on such earlier date as the principal or other amounts in respect of this permanent Global Note may become due under the Conditions and to pay interest on (and which is calculated by reference to) the principal sum for the time being outstanding of this permanent Global Note at the rate of 0.750 per cent. per annum payable annually in arrear on 26 June in each year until payment of the principal sum has been made or duly provided for in full together with any premium and other amounts as may be payable, all subject to and under the Conditions.

The principal amount of Notes represented by this permanent Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking S.A. (each a relevant Clearing System and together the relevant Clearing Systems).  The records of the relevant Clearing Systems (which expression in this permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer's interest in the Notes) shall be conclusive evidence of the principal amount of Notes represented by this permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this permanent Global Note at any time shall, save in the case of manifest error, be conclusive evidence of the records of the relevant Clearing System at that time.

0013117-0002372 ICM:29837691.10	27

2.	Exchange of Interests in the Temporary Global Note for Interests in this Permanent Global Note

Upon any exchange of an interest recorded in the records of the relevant Clearing Systems in the temporary Global Note representing the Notes for an interest recorded in the records of the relevant Clearing Systems in this permanent Global Note, the Issuer shall procure that details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems.

3.	Exchange for Definitive Notes and Purchases

Upon the occurrence of an Exchange Event (as further described below), this permanent Global Note may be exchanged for duly executed and authenticated definitive Notes without charge and the Fiscal Agent or such other person as the Fiscal Agent may direct (the Exchange Agent) shall deliver, in full (but not in part) exchange for this permanent Global Note, an aggregate principal amount of duly executed and authenticated definitive Notes with Coupons attached equal to the total principal amount of this permanent Global Note.

An Exchange Event will occur if:

(a)

the Issuer has been notified that both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking S.A. (Clearstream, Luxembourg) have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(b)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form.

The Issuer will promptly give notice to Noteholders if an Exchange Event occurs.  In the case of (a) above, the bearer of this permanent Global Note, acting on the instructions of one or more of the Accountholders (as defined below), may give notice to the Issuer and the Fiscal Agent requesting exchange and, in the case of (b) above, the Issuer may also give notice to the Fiscal Agent of its intention to exchange this permanent Global Note for definitive Notes. Any exchange shall occur no later than 45 days after the date of receipt of the first relevant notice by the Fiscal Agent.

Exchanges will be made upon presentation of this permanent Global Note at the office of the Fiscal Agent on any day on which banks are open for general business in Luxembourg. In exchange for this permanent Global Note the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of definitive Notes (having attached to them all Coupons in respect of interest which has not already been paid on this permanent Global Note), security printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in the Agency Agreement.  On exchange of this permanent Global Note, the Issuer will procure that it is cancelled and, if the holder so requests, returned to the holder together with any relevant definitive Notes.

The definitive Notes to be issued on exchange will be in bearer form in the denominations of EUR100,000 and integral multiples of EUR1,000 in excess thereof up to and including EUR199,000 each with interest coupons (Coupons) attached and will be substantially in the form set out in Part 1 of Schedule 2 to the Agency Agreement.

Upon (a) receipt of instructions from Euroclear and Clearstream, Luxembourg that, following the purchase by or on behalf of the Issuer or any of its subsidiaries of a part of this permanent Global Note, part is to be cancelled or (b) any redemption of a part of this permanent Global Note, the Issuer shall procure that the portion of the principal amount of this permanent Global Note so cancelled or redeemed shall be entered pro rata in the records of the relevant Clearing Systems.  On an exchange in whole of this permanent Global Note, this permanent Global Note shall be surrendered to or to the order of the Fiscal Agent.

0013117-0002372 ICM:29837691.10	28

4.	Benefits

Until the entire principal amount of this permanent Global Note has been extinguished in exchange for definitive Notes or in any other manner envisaged by the Conditions, the bearer of this permanent Global Note shall (subject as provided below) in all respects be entitled to the same benefits as if he were the bearer of the definitive Notes referred to above.  Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may (subject as provided below) deem and treat the holder of this permanent Global Note as the absolute owner of this permanent Global Note for all purposes.  All payments of any amounts payable and paid to such holder shall, to the extent of the sums so paid, discharge the liability for the moneys payable on this permanent Global Note and on the relevant definitive Notes and/or Coupons.

5.	Payments

Payments due in respect of Notes for the time being represented by this permanent Global Note shall be made to the bearer of this permanent Global Note and each payment so made will discharge the Issuer's obligations in respect thereof.

Upon any payment in respect of the Notes represented by this permanent Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems.  In the case of any payment of principal the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the principal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the amount so paid. Any failure to make such entries shall not affect the discharge referred to in the previous paragraph.

6.	Accountholders

For so long as any of the Notes is represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each person (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular principal amount of Notes (each an Accountholder) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall, save in the case of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of that principal amount for all purposes (including but not limited to for the purposes of any quorum requirements of, or the right to demand a poll or, meetings of the Noteholders and giving notice to the Issuer pursuant to Condition 10 (Events of Default) and Condition 7.5 (Redemption at the Option of the Holders) other than with respect to the payment of principal, premium and interest on the Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this permanent Global Note in accordance with and subject to its terms.  Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of this permanent Global Note.

In the event that (a) this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the maturity date of the Notes has occurred and, in either case, payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above, or (b) following an Exchange Event, this Global Note is not duly exchanged for definitive Notes by the day provided above, then from 8.00 p.m. (London time) on such day each Accountholder will become entitled to proceed directly against the Issuer on, and subject to, the terms of the Deed of Covenant executed by the Issuer on 26 June 2018 in respect of the Notes and the bearer will have no further rights under this Global Note (but without prejudice to the rights which any person may have under the Deed of Covenant).

0013117-0002372 ICM:29837691.10	29

7.	Notices

For so long as all of the Notes are represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) are held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relevant Accountholders rather than by publication as required by Condition 12 (Notices). Any such notice shall be deemed to have been given to the Noteholders on the day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

Whilst any of the Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder (where applicable) through the applicable clearing system's operational procedures approved for this purpose and otherwise in such manner as the Fiscal Agent and the applicable clearing system approve for this purpose.

8.	Prescription

Claims against the Issuer and the Guarantor in respect of principal or premium and interest on the Notes represented by this permanent Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 8 (Taxation)).

9.	Put Option

For so long as all of the Notes are represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Noteholders provided for in Condition 7.5 (Redemption at the Option of the Holders) may be exercised by an Accountholder giving notice to the Fiscal Agent in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg (as the case may be) (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common safe-keeper for them to the Fiscal Agent by electronic means) and in a form acceptable to Euroclear and Clearstream, Luxembourg of the principal amount of the Notes in respect of which such option is exercised and the Issuer shall procure that the portion of the principal amount of this permanent Global Note so redeemed shall be entered in the records of the relevant Clearing System.

10.	Redemption at the Option of the Issuer

For so long as all of the Notes are represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, no selection of Notes to be redeemed will be required under Condition 7.4 (Provisions relating to Partial Redemption) in the event that the Issuer exercises its option pursuant to Condition 7.3 (Redemption at the Option of the Issuer) in respect of less than the aggregate principal amount of the Notes outstanding at such time.  In such event, selection of the interests in this permanent Global Note subject to the exercise of this option will be made in accordance with the standard rules and procedures of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion).

11.	Euroclear and Clearstream, Luxembourg

Notes represented by this permanent Global Note are transferable in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg, as appropriate.

12.	Authentication and Effectuation

This permanent Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Fiscal Agent and effectuated by the entity appointed as common safe-keeper by the relevant Clearing Systems.

0013117-0002372 ICM:29837691.10	30

The Notes are intended to be held in a manner which would allow Eurosytem eligibility and as such this Global Note is intended upon issue to be deposited with one of Euroclear or Clearstream, Luxembourg as common safekeeper. This does not necessarily mean that the Notes represented by the Global Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem either upon issue or at any or all times during their life, such recognition depending upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met).

13.	Contracts (Rights of third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this permanent Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

14.	Severability

If any provision in or obligation under this permanent Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this permanent Global Note, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this permanent Global Note.

15.	Governing Law

This permanent Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this permanent Global Note to be signed by a person duly authorised on its behalf.

AUTOLIV, INC.

By:

(Duly authorised)

Issued in London on 26 June, 2018.

CERTIFICATE OF AUTHENTICATION

This is the permanent Global Note

described in the Agency Agreement

By or on behalf of

HSBC Bank plc as Fiscal Agent

(without recourse, warranty or liability)

CERTIFICATE OF EFFECTUATION

Effectuated without recourse,

warranty or liability by

as common safe-keeper

By:

0013117-0002372 ICM:29837691.10	31

Schedule 2

Form of Definitive Note

Part 1

Form of Definitive Note and Coupon

(Face of Note)

000000	XS1713462585	00 00000

AUTOLIV, INC.

(incorporated with limited liability under the laws of State of Delaware, U.S.A.)

EUR [●] 0.750 per cent. Guaranteed Notes due 2023

unconditionally and irrevocably guaranteed

as to payment of principal, premium (if any) and interest by

AUTOLIV ASP, INC.

(incorporated with limited liability under the laws of State of Indiana, U.S.A.)

The issue of the Notes was authorised by a resolution of the Board of Directors of Autoliv, Inc. (the Issuer) passed on 18 April 2018 and the resolution of a committee of the Board of Director of the Issuer dated 14 June 2018; and the giving of the guarantee in respect of the Notes was authorised by a resolution of the Board of Directors of Autoliv ASP, Inc. (the Guarantor) passed on 23 May 2018.

This Note forms one of a series of Notes issued as bearer Notes in the denominations of EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR199,000 in an aggregate principal amount of EUR 500,000,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 26 June 2023, [] (or on such earlier date as the principal sum (as determined under the Conditions) may become repayable under the said Conditions) the principal sum of:

EUR[relevant denomination] ([●]/Redemption Amount]

together with interest on the principal amount of EUR [relevant denomination] at the rate of 0.750 per cent. per annum determined under Condition 5 (Interest) payable annually in arrear on 26 June and together with such premium and other amounts as may be payable, all subject to and under the Conditions.

The Notes are issued pursuant to an Agency Agreement (the Agency Agreement) dated 26 June 2018 between, among others, the Issuer, the Guarantor and HSBC Bank plc as Fiscal Agent. Payments of principal, premium (if any) and interest in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a guarantee (the Guarantee) dated 26 June 2018 entered into by the Guarantor. The Notes have the benefit of, and are subject to, the provisions contained in the Agency Agreement, the Guarantee and the Conditions.

If any provision in or obligation under this Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Note, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Note.

0013117-0002372 ICM:29837691.10	32

Neither this Note nor any of the Coupons relating to this Note shall become valid or enforceable for any purpose unless and until this Note has been authenticated by or on behalf of the Fiscal Agent.

IN WITNESS WHEREOF this Note and the Coupons relating to this Note have been executed on behalf of the Issuer.

Dated as of [●],

Issued in London, England.

AUTOLIV, INC.

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described

in the Agency Agreement.

By or on behalf of

HSBC Bank plc as Fiscal Agent

(without recourse, warranty or liability)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

0013117-0002372 ICM:29837691.10	33

(Reverse of Note)

CONDITIONS OF THE NOTES

(as set out in Part 2 of this Schedule 2)

FISCAL AND PRINCIPAL PAYING AGENT

HSBC BANK PLC

and/or such other or further Fiscal Agent or Paying Agents and/or specified offices as may from time to time be appointed by the Issuer and notice of which has been given to the Noteholders.

0013117-0002372 ICM:29837691.10	34

FORM OF COUPON

(Face of Coupon)

AUTOLIV, INC

EUR [●] 0.750 per cent. Guaranteed Notes due 2023

unconditionally and irrevocably guaranteed by AUTOLIV ASP, INC.

This Coupon relating to a Note payable in the denomination of EUR is payable to bearer, separately negotiable and subject to the Conditions of the Notes	Coupon for EUR[●] per EUR1,000 due on [●] [●]

AUTOLIV, INC.

By:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[●]00 000000	000000

0013117-0002372 ICM:29837691.10	35

(Reverse of Coupon)

FISCAL AND PRINCIPAL PAYING AGENT:

HSBC BANK PLC

0013117-0002372 ICM:29837691.10	36

Part 2

Conditions of the Notes

The €500,000,000 0.750 per cent. Guaranteed Notes due 2023 (the “Notes”), which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 14 (Further Issues) and forming a single series with the Notes of Autoliv, Inc. (the “Issuer”) are issued subject to and with the benefit of an Agency Agreement dated 26 June 2018 (such agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) made between the Issuer, Autoliv ASP, Inc. (the “Guarantor”) as guarantor and HSBC Bank plc as fiscal agent and principal paying agent (the “Fiscal Agent”) and the other initial paying agents named in the Agency Agreement (together with the Fiscal Agent, the “Paying Agents”). The holders of the Notes (the “Noteholders”) and the holders of the interest coupons appertaining to the Notes (the “Couponholders” and the “Coupons” respectively) are entitled to the benefit of a Deed of Covenant (the “Deed of Covenant”) dated 26 June 2018 and made by the Issuer. The original of the Deed of Covenant is held by the Common Safekeeper for Euroclear (as defined below) and Clearstream, Luxembourg (as defined below).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Agency Agreement. Copies of the Agency Agreement and the Deed of Covenant are available for inspection during normal business hours by the Noteholders and Couponholders at the specified office of each of the Paying Agents. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement and the Deed of Covenant applicable to them. References in these Conditions to the Fiscal Agent and the Paying Agents shall include any successor appointed under the Agency Agreement.

1.	Form, Denomination and Title
1.1	Form and Denomination

The Notes are in bearer form, serially numbered, in the denomination of €100,000 and integral multiples of €1,000 in excess thereof up to and including €199,000 each with Coupons attached on issue.

1.2	Title

Title to the Notes and to the Coupons will pass by delivery.

1.3	Holder Absolute Owner

The Issuer, the Guarantor and any Paying Agent will (except as otherwise required by law) deem and treat the bearer of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon) and shall not be required to obtain any proof thereof or as to the identity of such bearer.

2.	Status of the Notes

The Notes and the Coupons are direct, unconditional and (subject to the provisions of Condition 4 (Negative Pledge)) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors‘ rights.

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3.	Guarantee
3.1	Guarantee

The payment of the principal and interest in respect of the Notes has been unconditionally and irrevocably guaranteed by the Guarantor under a deed of guarantee (the “Guarantee”) dated 26 June 2018 and executed by the Guarantor.

3.2	Status of the Guarantee

The obligations of the Guarantor under the Guarantee constitute direct, unconditional and (subject to the provisions of Condition 4 (Negative Pledge)) unsecured obligations of the Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights. The original of the Guarantee is held by the Fiscal Agent on behalf of, and copies are available during normal business hours for inspection by, the Noteholders and Couponholders at its specified office.

4.	Negative Pledge
4.1	Negative Pledge

So long as any of the Notes remains outstanding (as defined in the Agency Agreement) neither Issuer nor the Guarantor will, and each will procure that none of its Subsidiaries (as defined below) will, create or have outstanding any mortgage, charge, lien, pledge or other security interest (each a “Security Interest”) upon, or with respect to, any of its or their present or future business, undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness (as defined below), unless the Issuer or the Guarantor, as the case may be, in the case of the creation of a Security Interest, before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that (a) all amounts payable by it under the Notes and the Coupons (and/or the Guarantee, as the case may be) are secured by the Security Interest equally and rateably with the Relevant Indebtedness; or (b) such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) shall be provided as is approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders; provided that, the foregoing provisions shall not apply to any Security Interest (i) arising by operation of law or (ii) created by an entity which becomes a Subsidiary after the date of creation of such Security Interest where the Security Interest was not created in connection with or in contemplation of such entity becoming a Subsidiary and does not extend to or cover any undertaking, assets or revenues (including any uncalled capital) of the Issuer, the Guarantor or any of their respective other Subsidiaries.

4.2	Interpretation

For the purposes of these Conditions:

“Relevant Indebtedness”: means (i) any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities which are for the time being or are or are intended by the issuer thereof to be quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market and (ii) any guarantee or indemnity in respect of any such indebtedness; and

“Subsidiary” means in relation to any person (the “first person”) at any particular time, any other person (the ”second person”):

(x)

whose affairs and policies the first person controls or has power to control, whether by ownership or share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise; or

(y)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first person.

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5.	Interest
5.1	Interest Rate and Interest Payment Dates

The Notes bear interest on their outstanding principal amount from and including 26 June 2018 at the rate of 0.750 per cent. per annum (the “Rate of Interest”), payable annually in arrear on 26 June (each an “Interest Payment Date”). The first payment (representing a full year’s interest) (for the period from and including 26 June 2018 to but excluding 26 June 2019 and amounting to €7.50 per €1,000 principal amount of Notes) shall be made on 26 June 2019.

5.2	Interest Accrual

Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event, interest will continue to accrue until whichever is the earlier of:

(a)	the date on which all amounts due in respect of such Note have been paid; and
(b)

five days after the date on which the full amount of the moneys payable in respect of such Notes has been received by the Fiscal Agent and notice to that effect has been given to the Noteholders in accordance with Condition 12 (Notices).

5.3	Calculation of Broken Interest

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated by applying the Rate of Interest to each €1,000 principal amount of Notes (the “Calculation Amount”) and on the basis of (a) the actual number of days in the period from and including the date from which interest begins to accrue (the “Accrual Date”) to but excluding the date on which it falls due divided by (b) the actual number of days from and including the Accrual Date to but excluding the next following Interest Payment Date. The resultant figure shall be rounded to the nearest cent, half a cent being rounded upwards. The interest payable in respect of a Note shall be the product of such rounded figure and the amount by which the Calculation Amount is multiplied to reach the denomination of the relevant Note, without any further rounding.

6.	Payments
6.1	Payments in respect of Notes

Payments of principal and interest in respect of each Note will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case at the specified office outside the United States of any of the Paying Agents.

6.2	Method of Payment

Payments will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by euro cheque.

6.3	Missing Unmatured Coupons

Each Note should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment.

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Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8 (Taxation)) in respect of the relevant Note (whether or not the Coupon would otherwise have become void pursuant to Condition 9 (Prescription)) or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

6.4	Payments subject to applicable laws

All payments in respect of the Notes are subject in all cases to (i) any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8 and (ii) any withholding or deduction required pursuant to the U.S. Internal Revenue Code 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 to 1474 (inclusive) of the Code, any United States Treasury Regulations or agreements thereunder, any official interpretations thereof, any successor, substitute or similar legislation or law or any law implementing an intergovernmental approach thereto.

6.5	Payment only on a Presentation Date

A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 5 (Interest), be entitled to any further interest or other payment if a Presentation Date is after the due date.

“Presentation Date” means a day which (subject to Condition 9 (Prescription)):

(x)	is or falls after the relevant due date;
(y)	is a Business Day in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment; and
(z)	in the case of payment by credit or transfer to a euro account as referred to above, is a TARGET2 Settlement Day.

In this Condition, “Business Day” means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place and “TARGET2 Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open.

6.6	Initial Paying Agents

The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions. The Issuer and the Guarantor reserve the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that:

(a)	there will at all times be a Fiscal Agent;
(b)

so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be at least one Paying Agent (which may be the Fiscal Agent) having a specified office in the place (if any) required by the rules and regulations of the relevant Stock Exchange or any other relevant authority; and

(c)	there will at all times be a Paying Agent (which may be the Fiscal Agent) in a jurisdiction within Europe.

Notice of any variation, termination, appointment and/or of any changes in specified offices will be given to the Noteholders promptly by the Issuer in accordance with Condition 12 (Notices).

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7.	Redemption and Purchase
7.1	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on 26 June 2023 (the “Maturity Date”).

7.2	Redemption for Taxation Reasons

If:

(a)

as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 8 (Taxation)), or any change in the application or official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after 21 June 2018, on the next Interest Payment Date either (i) the Issuer would be required to pay additional amounts as provided or referred to in Condition 8 (Taxation) or (ii) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in the making payment itself would be required to pay such additional amounts; and

(b)	the requirement cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

the Issuer may at its option, having given not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 12 (Notices) (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to but excluding the date of redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts, were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Fiscal Agent to make available at its specified offices to the Noteholders (i) a certificate signed by two authorised signatories of the Issuer or, as the case may be, two authorised signatories of the Guarantor stating the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (ii) an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of the change or amendment.

7.3	Redemption at the Option of the Issuer

The Issuer may, having given:

(a)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 12 (Notices); and
(b)	notice to the Fiscal Agent not less than 15 days before the giving of the notice referred to in (a),

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem the Notes, in whole or in part, at any time at the Relevant Early Redemption Amount.

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In this Condition, “Relevant Early Redemption Amount” means:

(i)

in relation to any date fixed for redemption which falls in the period up to and including the date falling three months prior to the Maturity Date, such amount as is equal to the greater of the amounts in subparagraphs (A) and (B) below together with interest accrued to but excluding the date fixed for redemption:

(A)	the principal amount outstanding of the Notes; and
(B)

an amount (as reported in writing to the Issuer and the Fiscal Agent by the Determination Agent) which is equal to the sum of the present values of the principal amount outstanding of the Notes at the date fixed for redemption and the Remaining Term Interest (exclusive of interest accrued to the date fixed for redemption) discounted to the date fixed for redemption on an annual basis at the Reference Bond Rate plus 0.20 per cent.

In this Condition:

“Calculation Date” means the date which is the second TARGET2 Settlement Day prior to the date fixed for redemption;

“Determination Agent” means an investment bank or financial institution of international standing selected by the Issuer and notified to the Fiscal Agent and the Noteholders;

“Reference Bond” means the DBR 1.5% 15/05/2023 (ISIN: DE0001102317) (or, where the Determination Agent advises the Issuer and the Fiscal Agent that, for reasons of illiquidity or otherwise, such government bond is not appropriate for such purpose, such other government bond as the Determination Agent may recommend);

“Reference Bond Price” means, with respect to any date fixed for redemption, (A) the arithmetic average of the Reference Government Bond Dealer Quotations for such date fixed for redemption, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (B) if the Determination Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations;

“Reference Bond Rate” means, with respect to any date fixed for redemption, the rate per annum equal to the annual yield to maturity or interpolated yield to maturity on an Actual/Actual (ICMA) basis of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its nominal amount) equal to the Reference Bond Price for such date fixed for redemption;

“Reference Government Bond Dealer” means each of the five banks selected by the Issuer after consultation with the Determination Agent, or their affiliates, which are (A) primary government securities dealers, or (B) market makers experienced in pricing corporate bond issues;

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any Calculation Date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the Reference Bond (expressed in each case as a percentage of its nominal amount) at 11 a.m. (Central European time) on the Calculation Date quoted in writing to the Determination Agent by such Reference Government Bond Dealer; and

“Remaining Term Interest” means the aggregate amount of scheduled payment(s) of interest on the Notes for the remaining term of the Notes determined on the basis of the Rate of Interest from and including the date fixed for redemption; and

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(ii)

in relation to any date fixed for redemption which falls in the period from, but excluding, the date falling three months prior to the Maturity Date to but excluding the Maturity Date, such amount as is equal to the principal amount outstanding of the Notes together with interest accrued to but excluding the date fixed for redemption.

7.4	Provisions relating to Partial Redemption

In the case of a partial redemption of Notes, Notes to be redeemed will be selected individually by lot in such place and in such manner as the Fiscal Agent may decide not more than 30 days before the date fixed for redemption. Notice of any such selection will be given not less than 15 days before the date fixed for redemption. Each notice will specify the date fixed for redemption and the aggregate principal amount of the Notes to be redeemed, the serial numbers of the Notes called for redemption, the serial numbers of Notes previously called for redemption and not presented for payment and the aggregate principal amount of the Notes which will be outstanding after the partial redemption.

7.5	Redemption at the Option of the Holders

If a Change of Control Put Event (as defined below) occurs, each Noteholder shall have the option (unless, prior to the giving of the Change of Control Notice (as defined below), the Issuer shall have given notice under Condition 7.2 (Redemption for Taxation Reasons) or Condition 7.3 (Redemption at the Option of the Issuer) (if applicable)) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Noteholder’s Notes at their principal amount together with interest accrued to but excluding the Change of Control Settlement Date (as defined below). Such option (the “Change of Control Put Option”) shall operate as set out below.

If a Change of Control Put Event occurs then, within 14 days of the Issuer becoming aware that such Change of Control Put Event has occurred, the Issuer shall give notice (a “Change of Control Notice”) to the Noteholders in accordance with Condition 12 (Notices) specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option.

To exercise the Change of Control Put Option, the holder of the Notes must deliver at the specified office of any Paying Agent on any Business Day (as defined in Condition 6.5 (Payment only on a Presentation Date)) at the place of such specified office falling within the period of 30 days after the Change of Control Notice is given by the Issuer (the “Change of Control Put Period”), a duly signed and completed notice of exercise in the form (for the time being current and which may, if this Note is held through Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking S.A. (“Clearstream, Luxembourg”), be any form acceptable to and delivered in a manner acceptable to Euroclear or Clearstream, Luxembourg, as applicable) obtainable from any specified office of any Paying Agent (a “Change of Control Exercise Notice”) and in which the holder must specify a bank account (or, if payment is to be made by cheque, an address) to which payment is to be made under this Condition 7.5 accompanied by such Notes or evidence satisfactory to the Paying Agent concerned that such Notes will, following the delivery of the Change of Control Exercise Notice, be held to its order or under its control. A Change of Control Exercise Notice given by a holder of any Note shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such holder, at its option, may elect by notice to the Issuer in accordance with Condition 12 (Notices) to withdraw the Change of Control Exercise Notice.

If 80 per cent. or more in nominal amount for the Notes then outstanding have been redeemed or purchased pursuant to this Condition 7.5, the Issuer may, on giving not less than 30 nor more than 60 days’ notice to Noteholders (such notice being given within 30 days after the Change of Control Settlement Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Notes at their principal amount together with interest (if any) accrued to (but excluding) the date fixed for such redemption or purchase.

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Any Note which is the subject of a Change of Control Exercise Notice which has been delivered to a Paying Agent prior to the expiry of the Change of Control Put Period shall be redeemed or, as the case may be, purchased by (or on behalf of) the Issuer on the date which is the seventh day immediately following the last day of the Change of Control Put Period (the “Change of Control Settlement Date”).

A Change of Control Put Event will be deemed to occur if:

(i)

a person or persons, acting together, other than a holding company whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Issuer or any holding company of the Issuer, acquire (i) the beneficial ownership (directly or indirectly) of more than 50 per cent. of the total voting rights represented by shares of the Issuer, or (ii) have the power to appoint or remove the majority of the members of the board of directors of the Issuer (each such event being, a “Change of Control”);

(ii)

on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (as defined below) (if any) the Notes have been assigned:

(A)

an investment grade credit rating (Baa3/BBB-/BBB- or equivalent or better) from any Rating Agency (provided by such Rating Agency at the invitation or with the consent of the Issuer) and such rating from any Rating Agency is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Ba1/BB+/BB+ or equivalent or worse) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or

(B)

a non-investment grade credit rating (Ba1/BB+/BB+ or equivalent or worse) from any Rating Agency (provided by such Rating Agency at the invitation or with the consent of the Issuer) and such rating from any Rating Agency is, within the Change of Control Period, downgraded by one or more notches (for illustration, Ba1/BB+/BB+ to Ba2/BB/BB being one notch) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or

(C)	no credit rating from any Rating Agency and a Negative Rating Event also occurs within the Change of Control Period,

provided that, if at the time of the occurrence of the Change of Control the Notes carry a credit rating from more than one Rating Agency, at least one of which is investment grade, then sub-paragraph (A) will apply; and

(iii)

in making any decision(s) referred to above the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement (whether or not the Change of Control shall have occurred at the time such rating is downgraded and/or withdrawn).

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In these Conditions:

“Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Issuer is under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration);

“Fitch” means Fitch Ratings Limited;

“Moody’s” means Moody’s Investors Services Limited;

“Negative Rating Event” shall be deemed to have occurred, if at any time there is no rating assigned to the Notes by any Rating Agency (at the invitation or with the consent of the Issuer), either (i) the Issuer does not, prior to or not later than 21 days after the occurrence of the relevant Change of Control, seek, and thereafter throughout the Change of Control Period use all reasonable endeavours to obtain, a rating of the Notes or (ii) if the Issuer does so seek and use all such reasonable endeavours, it is unable to obtain such rating of at least investment grade (Baa3/BBB-/BBB- or equivalent or better) by the end of the Change of Control Period and the relevant Rating Agency announces publicly or confirms in writing to the Issuer and/or the Guarantor that the failure to issue a rating of at least investment grade (Baa3/BBB-/BBB- or equivalent or better) was as a result, in whole or in part, of the Change of Control or the Relevant Potential Change of Control Announcement (whether or not the Change of Control had occurred at such time);

“Rating Agency” means Moody’s, S&P, Fitch or any of their respective successors or any other internationally recognised rating agency (a “Substitute Rating Agency”) substituted for any of them by the Issuer from time to time;

“Relevant Potential Change of Control Announcement” means any public announcement or statement by the Issuer, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs; and

“S&P” means Standard & Poor’s Credit Market Services Europe Limited.

7.6	Purchases

The Issuer, the Guarantor or any of the Issuer’s other Subsidiaries (as defined above) may at any time purchase Notes (provided that, if they should be cancelled under Condition 7.7 below, all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price. Such Notes may be held, reissued, resold or, at the option of the Issuer or Guarantor, surrendered to the Fiscal Agent for cancellation.

7.7	Cancellations

All Notes which are purchased pursuant to Condition 7.5 or which are to be redeemed will forthwith be cancelled, together with all relative unmatured Coupons attached to the Notes or surrendered with the Notes, and accordingly may not be reissued or resold.

7.8	Notices Final

Upon the expiry of any notice as is referred to in Condition 7.2 or Condition 7.3 above, the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such Condition.

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8.	Taxation
8.1	Payment without Withholding

All payments in respect of the Notes by or on behalf of the Issuer or the Guarantor shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of any of the Relevant Jurisdiction, unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

(a)	the holder of which is liable for Taxes in respect of such Note or Coupon by reason of having some connection with the Relevant Jurisdiction other than a mere holding of the Note or Coupon; or
(b)	presented for payment in the United States; or
(c)

presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by satisfying any statutory or procedural requirements (including, without limitation, the provision of information or a Internal Revenue Service Form W-8 or Form W-9 (or a successor form)); or

(d)

presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

(e)

presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Presentation Date (as defined in Condition 6 (Payments)).

Notwithstanding the foregoing, no additional amounts shall be payable for or on account of (i) any taxes, duties, assessments or governmental charges that are imposed otherwise than by deduction or withholding from payments made under or with respect to the Notes, (ii) any taxes, duties, assessments or governmental charges that are imposed on or with respect to any payment on an Notes to an Noteholder who is a fiduciary, partnership, limited liability company, or person other than the Beneficial Owner of such payment to the extent that the Beneficial Owner with respect to such payment (or portion thereof) would not have been entitled to the additional amounts had the payment (or the relevant portion thereof) been made directly to such Beneficial Owner and (iii) any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States of America and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement). As used in clause (ii) above, “Beneficial Owner” means the person who is required by the laws of the relevant tax jurisdiction to include the payment in income for tax purposes.

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8.2	Interpretation

In these Conditions:

(a)

Relevant Date means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Fiscal Agent on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 12 (Notices); and

(b)

Relevant Jurisdiction means United States or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having the power to tax to which the Issuer or the Guarantor, as the case may be, to which payments of principal and interest on the Notes and Coupons or payments made under the Guarantee become generally subject to tax.

8.3	Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition.

9.	Prescription

Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 6 (Payments).

10.	Events of Default
10.1	Events of Default

The holder of any Note may give notice to the Issuer that the Note is, and it shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment, if any of the following events (“Events of Default”) shall have occurred and be continuing:

(a)

if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 7 days in the case of principal or 14 days in the case of interest; or

(b)

if the Issuer or the Guarantor fails to perform or observe any of its other obligations under these Conditions or the Guarantee and (except in any case where the failure is incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days following the service by any Noteholder on the Issuer or the Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)

if (i) any Indebtedness for Borrowed Money (as defined below) of the Issuer, the Guarantor or any Material Subsidiary becomes due and repayable prematurely by reason of an event of default (however described); (ii) the Issuer, the Guarantor or any Material Subsidiary fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment or, as the case may be, within any originally applicable grace period; or (iii) any security given by the Issuer, the Guarantor or any Material Subsidiary for any Indebtedness for Borrowed Money becomes enforceable; or (iv) default is made by the Issuer, the Guarantor or any Material Subsidiary in making any payment due or, as the case may be, within any originally applicable grace period under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person; provided that, the aggregate amount of the relevant Indebtedness for Borrowed Money in respect of which one or more of the events mentioned above in this Condition 10.1(c) have occurred and are continuing exceeds €40 million or its equivalent in any other currency; or

0013117-0002372 ICM:29837691.10	47

(d)

if any final order is made by any competent court or resolution is passed for the winding up or dissolution of the Issuer, the Guarantor or any Material Subsidiary save for the purposes of reorganisation (i) on terms previously approved by an Extraordinary Resolution of the Noteholders or (ii) in the case of a Material Subsidiary, whereby the undertaking and assets of the Material Subsidiary are transferred to or otherwise vested in the Issuer or another of its Subsidiaries; or

(e)

if the Issuer, the Guarantor or any Material Subsidiary ceases or threatens to cease to carry on the whole or substantially all of its business (except a cessation (i) for the purposes of reorganisation or similar arrangement on terms previously approved by an Extraordinary Resolution of the Noteholders or (ii) in the case of a Material Subsidiary, in connection with the transfer of all or the major part of its business to the Issuer, the Guarantor or any other Subsidiary of either of them which thereby becomes a Material Subsidiary, and provided that a bona fide disposal for full value on an arm’s length basis of the whole or substantially all of the business of the Issuer, the Guarantor or a Material Subsidiary shall be deemed not to be a cessation for the purposes of this paragraph) or the Issuer, the Guarantor or any Material Subsidiary stops or threatens to stop payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due, or is adjudicated bankrupt or insolvent by a court of competent jurisdiction; or

(f)

if (i) proceedings are initiated against the Issuer, the Guarantor or any Material Subsidiary under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator, liquidator or other similar official, or an administrative or other receiver, manager, administrator, liquidator or other similar official is appointed, in relation to the Issuer, the Guarantor or any Material Subsidiary or, as the case may be, in relation to the whole or substantially all of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or substantially all of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or substantially all of the undertaking or assets of any of them (except in any such case for the purpose of a reconstruction, merger, consolidation, amalgamation or other similar arrangement the terms of which have previously been approved by an Extraordinary Resolution of Noteholders or, in the case of a Material Subsidiary, in connection with the transfer of all or the major part of its business, undertaking and assets to the Issuer, Guarantor or another Subsidiary of either of them which thereby becomes a Material Subsidiary), and (ii) in any such case is not discharged within 45 days; or

(g)

if the Issuer, the Guarantor or any Material Subsidiary initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganisation or other similar laws (including the obtaining of a moratorium) or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or convenes a meeting to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); or

(h)	if the Guarantee ceases to be, or is claimed by the Issuer or the Guarantor not to be, in full force and effect.
10.2	Interpretation

For the purposes of this Condition:

(a)

“Indebtedness for Borrowed Money” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any borrowed money or any liability under or in respect of any acceptance or acceptance credit or any notes, bonds, debentures, debenture stock, loan stock or other securities;

0013117-0002372 ICM:29837691.10	48

(b)

“Material Subsidiary” means each Subsidiary of the Issuer (or the Guarantor, as the case may be) the EBITDA of which (on an unconsolidated basis) as at the date at which its latest audited financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate accounts for 10 per cent. or more of the Consolidated EBITDA (all as calculated by reference to the latest audited consolidated financial statements of the Issuer), provided that if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Issuer were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the auditors as representing an accurate reflection of the Consolidated EBITDA of the Issuer); and

(c)	“Consolidated EBITDA” means, for any financial period, the consolidated profit or loss of the Issuer and its Subsidiaries (the “Group”), as shown in the income statement:
(i)	before deducting any income tax expense, as shown in the income statement;
(ii)	before deducting any finance costs and excluding any finance income, as shown in the income statement;
(iii)	after adding back any amount attributable to the amortisation or depreciation of assets of the Group or any members of the Group;
(iv)

before taking into account any exceptional items of a one-off or non-recurring nature (including, without limitation, the costs associated with any restructuring programme or with any disposal not made in the ordinary course of business);

(v)

after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any asset (other than in the ordinary course of trading) and any loss or gain arising on any upward or downward revaluation of any asset (including without limitation any impairment of goodwill);

(vi)	before taking in to account any unrealised gains or loss on any derivative instrument;
(vii)	after deducting the amount of profit (or adding back the amount of any loss) of any member of the Group which is attributable to non-controlling interests; and
(viii)	after excluding any amortisation or gains or losses under IAS 39 arising from the discontinuation of hedging agreements,

where, for the purposes of this definition, the exchange rate to be used shall be the exchange rate used in the financial statements of the Group for the relevant financial period.

Consolidated EBITDA shall be adjusted by including (or excluding), on a pro-forma basis, EBITDA attributable to companies or businesses acquired (or divested) during the relevant financial period as if they had been acquired (or divested) on the first day of the relevant financial period; and

10.3	Reports

A report by any two authorised signatories of the Issuer that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

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11.	Replacement of Notes and Coupons

Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Fiscal Agent upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

12.	Notices
12.1	Notices to the Noteholders

Notices required to be given to the Holders of the Notes pursuant to these Conditions shall be valid if published in a leading English language daily newspaper (which is expected to be the Financial Times) or, if such publication is not practicable, in an English language newspaper having general circulation in Europe. The Issuer shall also ensure that notices are duly given or published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any such notice shall be deemed to have been given on the date of first publication (or if published more than once or on different dates, on the first date on which publication shall have been made). Couponholders will be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with this Condition 12.

12.2	Notices from the Noteholders

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Fiscal Agent or, if the Notes are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

13.	Meetings of Noteholders and Modification
13.1	Meetings of Noteholders

The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of any of these Conditions or the Guarantee or any of the provisions of the Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50 per cent. in principal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them, except that at any meeting the business of which includes any matter defined in the Agency Agreement as a Basic Terms Modification, including the modification of the Guarantee or certain of these Conditions (including the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes), the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, of the principal amount of the Notes for the time being outstanding. The Agency Agreement provides that (i) a resolution passed at a meeting duly convened and held in accordance with the Agency Agreement by a majority consisting of not less than three-fourths of the votes cast on such resolution, (ii) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding or (iii) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Fiscal Agent) by or on behalf of the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Noteholders. An Extraordinary Resolution passed by the Noteholders will be binding on all Noteholders, whether or not they are present at any meeting and whether or not they voted on the resolution, and on all Couponholders.

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13.2	Modification

The Fiscal Agent, the Issuer and the Guarantor may agree, without the consent of the Noteholders or Couponholders, to:

(a)

any modification of, the Notes, the Coupons or any of the provisions of the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law, or

(b)

any modification (except a Basic Terms Modification (being a matter in respect of which an increased quorum is required as mentioned above)) of the Notes, the Coupons or the Agency Agreement which is not materially prejudicial to the interests of the Noteholders.

Any modification shall be binding on the Noteholders and the Couponholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 12 (Notices).

14.	Further Issues

The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes, having terms and conditions the same as those of the Notes, or the same except for the amount and date of the first payment of interest, which may be consolidated and form a single series with the outstanding Notes.

15.	Governing Law and Submission To Jurisdiction
15.1	Governing Law

The Agency Agreement, the Guarantee, the Deed of Covenant, the Notes and the Coupons and any non-contractual obligations arising out of or in connection with them are governed by, and construed in accordance with English law.

15.2	Submission to Jurisdiction
(a)

Subject to Condition 15.2(c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with the Notes or the Coupons, including any dispute as to their existence, validity, interpretation, performance, breach or termination or the consequences of their nullity and any dispute relating to any non-contractual obligations arising out of or in connection with the Notes and/or the Coupons (a “Dispute”) and each of the Issuer, the Guarantor and any Noteholders and Couponholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(b)

For the purposes of this Condition, each of the Issuer and the Guarantor waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c)

To the extent allowed by law, the Noteholders and the Couponholders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

15.3	Appointment of Process Agent

The Issuer irrevocably appoints Airbags International Limited at Viking Way, Congleton, Cheshire CW12 1TT as its agent for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Airbags International Limited being unable or unwilling for any reason so to act, it will promptly appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this Condition shall affect the right to serve process in any other manner permitted by law.

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15.4	Other Documents

Each of the Issuer and the Guarantor (in each case where applicable) has in the Agency Agreement, the Deed of Covenant and the Guarantee submitted to the jurisdiction of the English courts and appointed an agent in England for service of process, in terms substantially similar to those set out above.

15.5	Waiver of Trial by Jury

Without prejudice to Condition 15.2 the Issuer waives any right it may have to a jury trial or any claim or cause of action in connection with the Notes and the Coupons. These Conditions may be filed as a written consent to a bench trial.

16.	Rights of Third Parties

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term or condition of the Notes, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

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Schedule 3

Form of Deed of Covenant

THIS DEED OF COVENANT is made on 26 June 2018 by Autoliv, Inc. (the Issuer) in favour of the account holders or participants specified below of Clearstream Banking S.A. (Clearstream, Luxembourg) and/or Euroclear Bank S.A./N.V. (Euroclear) (each a Clearing System).

WHEREAS:

(A)

The Issuer has entered into an Agency Agreement (the Agency Agreement, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 26 June 2018 between the Issuer, Autoliv ASP, Inc. as guarantor (the Guarantor), HSBC Bank plc as fiscal agent (the Fiscal Agent) and the other agents named therein in relation to the issue of EUR 500,000,000 0.750 per cent. Guaranteed Notes due 2023 (the Notes).  The terms and conditions of the Notes (the Conditions) are set out in Schedule 2 to the Agency Agreement.

(B)

Payments of principal, premium (if any) and interest in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a guarantee (the Guarantee) dated 26 June 2018 entered into by the Guarantor.

(C)

The Notes will be issued in bearer form and will initially be represented by, and comprised in, Global Notes (as defined in the Agency Agreement), in each case representing a certain number of underlying Notes (the Underlying Notes).

(D)

Each Global Note may, after issue, be deposited with a depositary for one or more Clearing Systems (each a Relevant Clearing System and together, the Relevant Clearing System).  Upon any deposit of a Global Note the Underlying Notes represented by the Global Note will be credited to a securities account or securities accounts with the Relevant Clearing System.  Any account holder with the Relevant Clearing System which has Underlying Notes credited to its securities account from time to time (other than any Relevant Clearing System which is an account holder of any other Relevant Clearing System) (each an Accountholder) will, subject to and in accordance with the terms and conditions and operating procedures or management regulations of the Relevant Clearing System, be entitled to transfer the Underlying Notes and (subject to and upon payment being made by the Issuer to the bearer in accordance with the terms of the Global Note) will be entitled to receive payments from the Relevant Clearing System calculated by reference to the Underlying Notes credited to its securities account.

(E)

In certain circumstances specified in each Global Note, the bearer of the Global Note will have no further rights under the Global Note (but without prejudice to the rights which any person may have pursuant to this Deed of Covenant).  The time at which this occurs is referred to as the Relevant Time.  In those circumstances, each Accountholder will, subject to and in accordance with the terms of this Deed and the Guarantee, acquire against the Issuer and the Guarantor all those rights which the Accountholder would have had if, prior to the Relevant Time, duly executed and authenticated definitive Notes had been issued in respect of its Underlying Notes and the definitive Notes were held and beneficially owned by the Accountholder.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.

If at any time the bearer of the Global Note ceases to have rights under it in accordance with its terms, the Issuer covenants with each Accountholder that each Accountholder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against the Issuer all those rights which the Accountholder would have had if at the Relevant Time it held and beneficially owned executed and authenticated definitive Notes in respect of each Underlying Note represented by the Global Note which the Accountholder has credited to its securities account with the Relevant Clearing System at the Relevant Time.

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The Issuer's obligation under this clause shall be a separate and independent obligation by reference to each Underlying Note which an Accountholder has credited to its securities account with the Relevant Clearing System and the Issuer agrees that an Accountholder may assign its rights under this Deed in whole or in part.

2.

The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Accountholders and the number of Underlying Notes credited to the securities account of each Accountholder.  For these purposes a statement issued by the Relevant Clearing System stating:

(a)	the name of the Accountholder to which the statement is issued; and
(b)

the aggregate principal amount of Underlying Notes credited to the securities account of the Accountholder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall, in the absence of manifest error, be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.

3.

In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System shall (in the absence of manifest error) be final and conclusive for all purposes in connection with the Accountholders with securities accounts with the Relevant Clearing System.

4.

The Issuer undertakes in favour of each Accountholder that, in relation to any payment to be made by it under this Deed, it will comply with the provisions of Condition 8 (Taxation) of the Notes to the extent that they apply to any payments in respect of Underlying Notes as if those provisions had been set out in full in this Deed.

5.

The Issuer will pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Deed and any action taken by any Accountholder to enforce the provisions of this Deed.

6.

The Issuer represents, warrants and undertakes to and with each Accountholder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes legal, valid and binding obligations of the Issuer enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.

7.

This Deed shall take effect as a deed poll for the benefit of the Accountholders from time to time.  This Deed shall be deposited with and held by the Common Safekeeper for Euroclear and Clearstream, Luxembourg until all the obligations of the Issuer under this Deed have been discharged in full.

8.

The Issuer acknowledges the right of every Accountholder to the production of, and the right of every Accountholder to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained in this Deed are owed to, and shall be for the account of, each and every Accountholder, and that each Accountholder shall be entitled severally to enforce those obligations against the Issuer.

9.

If any provision in or obligation under this Deed is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Deed, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Deed.

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10.	(a) This Deed and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.
(b)

Subject to clause 10(d) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each of the Issuer and any Accountholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(c)	For the purposes of this clause 10 the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.
(d)

To the extent allowed by law, each Accountholder may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

(e)

The Issuer irrevocably appoints Airbags International Limited at Viking Way, Congleton, Cheshire CW12 1TT as its agent under this Deed for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Airbags International Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute.  The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service.  Nothing in this clause shall affect the right to serve process in any other manner permitted by law.

(f)	IN WITNESS whereof this Deed has been executed as a deed poll by the Issuer on the date which appears first on page 1.

EXECUTED as a DEED by

AUTOLIV, INC

By:

Name:

Title:

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Schedule 4

Form of Guarantee

GUARANTEE of AUTOLIV ASP, INC.

THIS GUARANTEE is given on 26 June 2018 by Autoliv ASP, Inc. (the Guarantor).

WHEREAS:

(A)

The Guarantor has agreed to guarantee the obligations of Autoliv, Inc. (the Issuer) under (i) the EUR 500,000,000 0.750 per cent. Guaranteed Notes due 2023 (the Notes) to be issued by the Issuer pursuant to an Agency Agreement (the Agency Agreement) dated 26 June 2018 between the Issuer, the Guarantor, HSBC Bank plc as Fiscal Agent (the Fiscal Agent) and the other agents named therein and (ii) the Deed of Covenant executed by the Issuer on 26 June 2018 in respect of the Notes (the Deed of Covenant).

(B)

Terms defined in the Conditions of the Notes (the Conditions), the Agency Agreement and the Deed of Covenant and not otherwise defined in this Guarantee shall have the same meaning when used in this Guarantee.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.	The Guarantor as primary obligor unconditionally and irrevocably:
(a)

guarantees to (i) the holder from time to time of each Note or Coupon and (ii) each Accountholder, by way of continuing guarantee the due and punctual payment of all amounts payable by the Issuer on or in respect of the Note or Coupon (including any premium or additional amounts which may become payable under Condition 8 (Taxation)) and the Deed of Covenant as and when the same shall become due according to the Conditions and the Deed of Covenant; and

(b)

agrees that, if and each time that the Issuer fails to make any payments as and when the same become due, the Guarantor will on demand (without requiring the relevant Noteholder, Couponholder or Accountholder first to take steps against the Issuer or any other person) pay to the relevant Noteholder or Couponholder, or as the case may be, the Accountholder the amounts (as to which the certificate of the relevant Noteholder or Couponholder, or as the case may be, the Accountholder shall in the absence of manifest error be conclusive) in the currency in which the amounts are payable by the Issuer under the Notes or the Deed of Covenant.

2.

If any sum which, although expressed to be payable by the Issuer under the Notes, Coupons or the Deed of Covenant is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor or any relevant Noteholder, Couponholder and/or Accountholder) not recoverable from the Guarantor on the basis of a guarantee then (a) it will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the relevant Noteholder, Couponholder and/or Accountholder on demand, and (b) as a separate and additional liability under this Guarantee the Guarantor agrees, as a primary obligation, to indemnify each relevant Noteholder, Couponholder and each Accountholder in respect of such sum by way of a full indemnity in the manner and currency as is provided for in the Notes and the Deed of Covenant, and to indemnify each relevant Noteholder, Couponholder and each Accountholder against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur in recovering such sum.

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3.

If any payment received by any relevant Noteholder, Couponholder or Accountholder pursuant to the provisions of the Notes, Coupons or the Deed of Covenant shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this Guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify the relevant Noteholders, Couponholders and/or Accountholders (as the case may be) in respect thereof provided that the obligations of the Issuer and/or the Guarantor under this clause 3 shall, as regards each payment made to any relevant Noteholder, Couponholder or Accountholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

4.

All payments by the Guarantor under this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (Taxes) imposed or levied by or on behalf of the any Relevant Jurisdiction (as defined in Condition 8 (Taxation)), unless the withholding or deduction of the Taxes is required by law.  In that event, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the holders of the Notes and Coupons and the Accountholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons, or the Deed of Covenant in the absence of the withholding or deduction; except that no additional amounts shall be payable with respect to any payment in respect of any Note:

(a)

the relevant holder or Accountholder of which is liable for such Taxes in respect of such Note or Coupon by reason of his having some connection with United States of America other than by reason of being a relevant holder or Accountholder; or

(b)	presented for payment in the United States; or
(c)

presented for payment by or on behalf of a holder or Accountholder who would have been able to avoid such withholding or deduction by satisfying any statutory or procedural requirements (including, without limitation, the provision of information or a Internal Revenue Service Form W-8 or Form or W-9 (or a successor form)); or

(d)

presented for payment by or on behalf of a holder or Accountholder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

(e)

presented for payment more than 30 days after the Relevant Date (as defined in Condition 8 (Taxation)) except to the extent that a relevant holder or Accountholder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Presentation Date (as defined in Condition 6 (Payments)).

5.	The obligations of the Guarantor under this Guarantee shall not be affected by any matter or thing which but for this provision might operate to affect the obligations including, without limitation:
(a)	any time or indulgence granted to or composition with the Issuer or any other person;
(b)	the taking, variation, renewal or release of remedies or securities against the Issuer or any other person; or
(c)	any unenforceability, invalidity or irregularity.

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6.

Where any discharge (whether in respect of the obligations of the Issuer or any security for the obligations of the Issuer or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, the liability of the Guarantor under this Guarantee shall continue as if there had been no discharge or arrangement.  The holder of any Note or Coupon or an Accountholder, acting in good faith, shall be entitled to concede or compromise any claim that any payment, security or other disposition is liable to avoidance or repayment.

7.

The Guarantor will not, and the Guarantor will procure that none of its Subsidiaries (as defined in Condition 4.2 (Interpretation)) will, create or have outstanding any mortgage, charge, lien, pledge or other security interest (each a Security Interest) upon, or with respect to, any of its or their present or future business, undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness (as defined in Condition 4.2 (Interpretation)), unless the Guarantor, in the case of the creation of the Security Interest, before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that (a) all amounts payable by it under this Guarantee are secured by the Security Interest equally and rateably with the Relevant Indebtedness; or (b) such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) shall be provided as is approved by an Extraordinary Resolution of the Noteholders; provided that, the foregoing provisions shall not apply to any Security Interest (i) arising by operation of law or (ii) created by an entity which becomes a Subsidiary after the date of creation of such Security Interest where the Security Interest was not created in connection with or in contemplation of such entity becoming a Subsidiary and does not extend to or cover any undertaking, assets or revenues (including any uncalled capital) of the Guarantor or any of its Subsidiaries.

8.	The Guarantor represents and warrants that:
(a)

the obligations of the Guarantor under this Guarantee constitute the direct, unconditional and (subject to the provisions of clause 7) unsecured obligations of the Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights; and

(b)	all necessary governmental consents and authorisations for the giving and implementation of this Guarantee have been obtained.
9.

Until all amounts which may be or become payable under the Notes, the Coupons and the Deed of Covenant have been irrevocably paid in full, the Guarantor shall not by virtue of this Guarantee be subrogated to any rights of any holder of any Note or Coupon or any Accountholder or claim in competition with such holders against the Issuer.

10.	This Guarantee shall enure for the benefit of the Noteholders, the Couponholders and the Accountholders and shall be deposited with and held by the Fiscal Agent.
11.

If any provision in or obligation under this Guarantee is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Guarantee, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Guarantee.

12.	This Guarantee and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

0013117-0002372 ICM:29837691.10	58

13.

(a)     Subject to subparagraph (c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each of the Guarantor and any Noteholders, Couponholders or Accountholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(b)	For the purposes of subparagraphs (a) and (c), the Guarantor waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.
(c)

To the extent allowed by law, the Noteholders, the Couponholders and the Accountholders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction and (ii) concurrent proceedings in any number of jurisdictions.

(d)

The Guarantor irrevocably appoints Airbags International Limited at Viking Way, Congelton, Chesire, CW12 1TT as its agent under this Guarantee for service of process in any proceedings before the English courts in relation to any Dispute and agrees that in the event of Airbags International Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute.  The Guarantor agrees that failure by a process agent to notify it of any process will not invalidate service.  Nothing in this sub-paragraph shall affect the right to serve process in any other manner permitted by law.

(e)	IN WITNESS whereof this Guarantee has been executed as a deed poll by the Guarantor.

0013117-0002372 ICM:29837691.10	59

Executed as a deed by AUTOLIV ASP, INC.	)
acting by [NAME OF DIRECTOR]	)	……………………………..
and [NAME OF DIRECTOR/SECRETARY]	)	Director

……………………………..
Director/Secretary

0013117-0002372 ICM:29837691.10	60

Schedule 5

Form of Put Notice

AUTOLIV, INC

(incorporated with limited liability under the laws of State of Delaware, U.S.A.)

EUR 500,000,000

0.750 per cent. Guaranteed Notes due 2023

unconditionally and irrevocably guaranteed by

as to payment of principal, premium (if any) and interest by

AUTOLIV ASP, INC.

(incorporated with limited liability under the laws of State of Indiana, U.S.A.)

By depositing this duly completed Notice with any Paying Agent for the EUR 500,000,000 0.750 per cent. Guaranteed Notes due 2023 (the Notes) of Autoliv, Inc. (the Issuer), the undersigned holder of the Notes which are surrendered with this Notice and referred to below irrevocably exercises its option to have [the full………]1 principal amount of the Notes redeemed in accordance with Condition 7.5 (Redemption and Purchase – Redemption at the Option of the Holders) on [●].

This Notice relates to Notes in the aggregate principal amount of…………….bearing the following serial numbers:

………………………………………………....................………...........................…...........................................................

If the Notes referred to above are to be returned2 to the undersigned under clause 9.4 of the Agency Agreement, they should be returned by uninsured post to:

………………………………………………....................………..........................................................................................

Payment Instructions

Please make payment in respect of the above-mentioned Notes by cheque posted to the above address/transfer to the following bank account

Bank:	Branch Address:
Branch Code:	Account Number:
Signature of holder:

[To be completed by recipient Paying Agent]

[Details of missing unmatured Coupons………………………..3]

Received by:…………………………………………

[Signature and stamp of Paying Agent]

At its office at:………………………..    On:    …………………..

0013117-0002372 ICM:29837691.10	61

NOTES:

1.	Complete as appropriate.
2.

The Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Paying Agent at the time of depositing the Note referred to above.

3.	This is only relevant for Notes in definitive form.

N.B.Notwithstanding the deposit of any Notes with the Paying Agent, the Paying Agent acts solely as an agent of the Issuer and the Guarantor and will not assume any obligation or responsibility towards or relationship of agency or trust for or with any of the owners or holders of the Notes or Coupons or any other third party.

This Put Notice is not valid unless paragraphs requiring completion are duly completed and it is signed.  Once validly given, this Put Notice may not be withdrawn without the prior consent of the Issuer.

0013117-0002372 ICM:29837691.10	62

Schedule 6

Provisions for Meetings of Noteholders

DEFINITIONS

1.	As used in this Schedule, the following expressions have the following meanings unless the context otherwise requires:

Block Voting Instruction means an English language document issued by a Paying Agent in which:

(a)

it is certified that on the date thereof Notes (whether in definitive form or represented by a Global Note) (not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i)	the conclusion of the meeting specified in such Block Voting Instruction; and
(ii)

the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(e) of the necessary amendment to the Block Voting Instruction;

(b)

it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(c)

the aggregate principal amount of the Notes so deposited or held or blocked is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)

one or more persons named in such Block Voting Instruction (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction;

Clearing System means Euroclear and/or Clearstream, Luxembourg and includes, in respect of any Note, any clearing system on behalf of which such Note is held or which is the bearer or holder of a Note, in either case whether alone or jointly with any other Clearing System(s).  For the avoidance of doubt, the provisions of clause 1.2(h) shall apply to this definition;

0013117-0002372 ICM:29837691.10	63

Eligible Person means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a)	a holder of a Note in definitive form;
(b)	a bearer of any Voting Certificate;
(c)	a proxy specified in any Block Voting Instruction;

Extraordinary Resolution means:

(a)

a resolution passed at a meeting duly convened and held in accordance with the provisions of this Schedule by a majority consisting of not less than three-fourths of the Eligible Persons voting thereon upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on such poll;

(b)

a resolution in writing signed by or on behalf of all the Noteholders/the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding (a Written Resolution) which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders; or

(c)

consent given by way of electronic consents through the relevant Clearing System(s) (in a form satisfactory to the Fiscal Agent) by or on behalf of the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding;

Voting Certificate means an English language certificate issued by a Paying Agent in which it is stated:

(a)

that on the date thereof Notes (whether in definitive form or represented by a Global Note) (not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i)	the conclusion of the meeting specified in such Voting Certificate; and
(ii)	the surrender of the Voting Certificate to the Paying Agent who issued the same; and
(b)	that the bearer thereof is entitled to attend and vote at such meeting in respect of the Notes represented by such Voting Certificate;

24 Hours means a period of 24 hours including all or part of a day on which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of a day on which banks are open for business in all of the places where the Paying Agents have their specified offices; and

48 Hours means a period of 48 hours including all or part of two days on which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of two days on which banks are open for business in all of the places where the Paying Agents have their specified offices.

0013117-0002372 ICM:29837691.10	64

For the purposes of calculating a period of Clear Days in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

All references in this Schedule to a "meeting" shall, where the context so permits, include any relevant adjourned meeting.

EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

2.

A holder of a Note (whether in definitive form or represented by a Global Note) may require the issue by any Paying Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3 below the Fiscal Agent and each Paying Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any Noteholder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Fiscal Agent or any Paying Agent.

The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the holder of the Notes to which such Voting Certificate or Block Voting Instruction relates and the Paying Agent with which such Notes have been deposited or the person holding Notes to the order or under the control of such Paying Agent or the Clearing System in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES

3.	(a)Definitive Notes - not held in a Clearing System

If Notes have been issued in definitive form and are not held in an account with any Clearing System, the Fiscal Agent may from time to time prescribe further regulations (in accordance with paragraph 22) to enable the holders of such Notes to attend and/or vote at a meeting in respect of such Notes.

(b)	Global Notes and definitive Notes held in a Clearing System – Voting Certificate

A holder of a Note (not being a Note in respect of which instructions have been given to the Fiscal Agent in accordance with paragraph 3(c)) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Note by giving notice to the Clearing System through which such Noteholder's interest in the Note is held specifying by name a person (an Identified Person) (which need not be the Noteholder himself) to collect the Voting Certificate and attend and vote at the meeting.  The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Fiscal Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System.  The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it considers appropriate for these purposes.  Subject to receipt by the Fiscal Agent from the Clearing System, no later than 24 Hours before the time for which such meeting is convened, of notification of the principal amount of the Notes to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Fiscal Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

0013117-0002372 ICM:29837691.10	65

(c)	Global Notes and definitive Notes held in a Clearing System – Block Voting Instruction

A holder of a Note (not being a Note in respect of which a Voting Certificate has been issued) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may require the Fiscal Agent to issue a Block Voting Instruction in respect of such Note by first instructing the Clearing System through which such Noteholder's interest in the Note is held to procure that the votes attributable to such Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting.  Any such instruction shall be given in accordance with the rules of the Clearing System then in effect.  Subject to receipt by the Fiscal Agent, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes in respect of which instructions have been given and the manner in which the votes attributable to such Notes should be cast, the Fiscal Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with those instructions.

(d)

Each Block Voting Instruction shall be deposited by the relevant Paying Agent at the place specified by the Fiscal Agent for the purpose not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction proposes to vote, and in default the Block Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business.  A copy of each Block Voting Instruction shall (if so requested by the Issuer) be deposited with the Issuer before the commencement of the meeting but the Issuer shall not as a result be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in such Block Voting Instruction.

(e)

Any vote given in accordance with the terms of a Block Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or of any of the instructions of the relevant Noteholder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office by the time being 24 Hours before the time appointed for holding the meeting at which the Block Voting Instruction is to be used.

CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

4.

The Issuer or the Guarantor may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the Noteholders of not less than 10 per cent. in principal amount of the Notes for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the relevant Noteholders.  Whenever the Issuer or the Guarantor is about to convene any such meeting the Issuer or the Guarantor, as the case may be, shall forthwith give notice in writing to the Fiscal Agent of the day, time and place of the meeting and of the nature of the business to be transacted at the meeting.  Every such meeting shall be held at such time and place approved by the Fiscal Agent.

5.

At least 21 Clear Days' notice specifying the place, day and hour of the meeting shall be given to the Noteholders prior to any meeting in the manner provided by Condition 12 (Notices).  Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and, where an Extraordinary Resolution will be proposed at the meeting, shall either specify in such notice the terms of such resolution or state fully the effect on the Noteholders of such resolution, if passed.  Such notice shall include statements as to the manner in which Noteholders may arrange for Voting Certificates or Block Voting Instructions to be issued.  A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

0013117-0002372 ICM:29837691.10	66

6.

The person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at the relevant meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman failing which the Issuer may appoint a Chairman.  The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7.

At any such meeting one or more Eligible Persons present and holding or representing in the aggregate more than 50 per cent. in principal amount of the Notes for the time being outstanding shall (subject as provided below) form a quorum for the transaction of business (including the passing of an Extraordinary Resolution) PROVIDED THAT at any meeting the business of which includes any Basic Terms Modification (which shall only be capable of being effected after having been approved by Extraordinary Resolution) the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds of the principal amount of the Notes for the time being outstanding.  No business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business.

8.

If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved.  In any other case it shall stand adjourned for such period being not less than 13 Clear Days nor more than 42 Clear Days and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Fiscal Agent.  If within 15 minutes (or a longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days) and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Fiscal Agent, and the provisions of this sentence shall apply to all further adjourned such meetings.

9.

At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any Basic Terms Modification shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one‑third of the principal amount of the Notes for the time being outstanding.

10.	Notice of any adjourned meeting shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 5 and such notice shall state the required quorum.

CONDUCT OF BUSINESS AT MEETINGS

11.

Every question submitted to a meeting shall be decided in the first instance by a show of hands.  A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chairman, the Issuer, the Guarantor or any Eligible Person (whatever the amount of the Notes so held or represented by him).

12.

At any meeting, unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

0013117-0002372 ICM:29837691.10	67

13.

Subject to paragraph 15, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as provided below, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll.  The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14.

The Chairman may, with the consent of (and shall if directed by) any such meeting, adjourn the same from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

15.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.
16.

Any director or officer of the Issuer or, as the case may be, the Guarantor, their lawyers and financial advisers and any director or officer of any of the Paying Agents may attend and speak at any meeting.  Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person.  No person shall be entitled to vote at any meeting in respect of Notes which are deemed to be not outstanding by virtue of the proviso to the definition of "outstanding" in clause 1.

17.	At any meeting:
(a)	on a show of hands every Eligible Person present shall have one vote; and
(b)	on a poll every Eligible Person present shall have one vote in respect of each EUR1,000, in principal amount of the Notes held or represented by such Eligible Person.

Without prejudice to the obligations of the proxies named in any Block Voting Instruction, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

18.

The proxies named in any Block Voting Instruction need not be holders.  Nothing herein shall prevent any of the proxies named in any Block Voting Instruction from being a director, officer or representative of or otherwise connected with the Issuer.

19.

The Noteholders shall in addition to the powers set out above have the following powers exercisable only by Extraordinary Resolution (subject, in the case of an Extraordinary Resolution to be proposed at a meeting, to the provisions relating to quorum contained in paragraphs 7 and 9) namely:

(a)	power to sanction any compromise or arrangement proposed to be made between the Issuer the Guarantor and the Noteholders and Couponholders or any of them;
(b)

power to approve any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders and Couponholders against the Issuer or the Guarantor against any other or others of them or against any of their property whether such rights arise under this Agreement, the Notes or the Coupons or otherwise;

(c)	power to agree to any modification of the provisions contained in this Agreement or the Conditions, the Notes, the Guarantee or the Deed of Covenant which is proposed by the Issuer or the Guarantor;
(d)	power to give any authority or sanction which under the provisions of this Schedule or the Notes is required to be given by Extraordinary Resolution;

0013117-0002372 ICM:29837691.10	68

(e)

power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

(f)

power to approve any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or the Guarantor or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as stated above and partly for or into or in consideration of cash; and

(g)	power to approve the substitution of any entity for the Issuer and/or the Guarantor (or any previous substitute) as principal debtor and/or guarantor, as the case may be.
20.

Any Extraordinary Resolution (i) passed at a meeting of the Noteholders duly convened and held (ii) passed as an Extraordinary Resolution in writing or (iii) passed by way of electronic consents given by holders through the relevant Clearing System(s), in accordance with the provisions of this Schedule shall be binding upon all the Noteholders whether present or not or whether or not represented at any meeting and whether or not voting on such Extraordinary Resolution and upon all Couponholders and each of them shall be bound to give effect to the resolution accordingly and the passing of any such Extraordinary Resolution shall be conclusive evidence that the circumstances justify its passing.  Notice of the result of voting on any Extraordinary Resolution duly considered by the Noteholders shall be published in accordance with Condition 12 (Notices) by the Issuer within 14 days of the result being known PROVIDED THAT non-publication of such notice shall not invalidate such result.

21.

Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters contained in them and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted at the meeting to have been duly passed or transacted.

22.

Subject to all other provisions contained in this Schedule, the Fiscal Agent may without the consent of the Issuer, the Guarantor, the Noteholders or the Couponholders prescribe any other regulations regarding the calling and/or the holding of meetings of Noteholders and attendance and voting at them as the Fiscal Agent may in its sole discretion think fit (including, without limitation, the substitution for periods of 24 hours and 48 hours referred to in this Schedule of shorter periods).  Any regulations prescribed by the Fiscal Agent may but need not reflect the practices and facilities of any relevant clearing system.  Notice of any other regulations may be given to Noteholders in accordance with Condition 12 (Notices) and/or at the time of service of any notice convening a meeting.

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Schedule 7

Additional Duties of the Fiscal Agent

The Fiscal Agent and the Issuer will comply with the following provisions:

1.

The Fiscal Agent will inform each of Euroclear and Clearstream, Luxembourg (the ICSDs), through the common service provider appointed by the ICSDs to service the Notes (the CSP), of the initial issue outstanding amount (IOA) for the Notes on or prior to the issue date of the Notes.

2.

If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers' interest in the Notes, the Fiscal Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3.

The Fiscal Agent will at least once every month reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4.	The Fiscal Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.
5.

The Fiscal Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.

The Fiscal Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.	The Fiscal Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.
8.	The Fiscal Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.
9.	The Fiscal Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

0013117-0002372 ICM:29837691.10	70

Signatories

AUTOLIV, INC.

By:	/s/ Mats Backman

AUTOLIV ASP, INC.

By:	/s/ Christian Hanke

HSBC BANK PLC

By:	/s/ Jenny Pennell

0013117-0002372 ICM:29837691.10